                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Bally Manufacturing Corporation
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Carol S. DePaul, Secretary
               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

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- ---------------
   1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  [BALLY LOGO]

                           MANUFACTURING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 1994

To Our Stockholders:

     The Annual Meeting of Stockholders of Bally Manufacturing Corporation (the "Company") will be held in the Blenheim Ballroom of Bally's Park Place Casino Hotel, Park Place and the Boardwalk, Atlantic City, New Jersey 08401, on May 17, 1994 at 9:00 a.m. (local time) to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

          1. The election of three directors of Class II for three-year terms expiring in 1997;

          2. The approval of an amendment to the Company's Restated Certificate of Incorporation to change the Company's name from Bally Manufacturing Corporation to Bally Entertainment Corporation;

          3. The approval of the Company's 1993 Non-Employee Directors' Stock Option Plan;

          4. The approval of the Company's Employee Stock Purchase Plan;

          5. The approval of an amendment to the Company's 1989 Incentive Plan to (i) increase the number of shares reserved for issuance under such plan and (ii) limit the number of options, stock appreciation rights or options in tandem with stock appreciation rights that may be granted during any one calendar year to certain executive officers of the Company;

          6. A stockholder proposal regarding the long-term compensation awards portion of the compensation of executive officers; and

          7. Such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on March 24, 1994 will be entitled to notice of and to vote at the meeting and any adjournment thereof. The transfer books will not be closed.

     The Board of Directors of the Company desires to have the maximum representation at the meeting and respectfully requests that you date, execute and mail promptly the enclosed proxy card in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors,

                                          CAROL STONE DE PAUL
                                            Secretary

Chicago, Illinois
March 30, 1994

- --------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT!
                  PLEASE EXECUTE, DATE AND RETURN THE ENCLOSED
              PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

- --------------------------------------------------------------------------------

                                  [BALLY LOGO]

                           MANUFACTURING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                       ----------------------------------

                                PROXY STATEMENT
                       ----------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 1994

To Our Stockholders:

     This Proxy Statement is furnished to stockholders of Bally Manufacturing Corporation (the "Company") for use at the Annual Meeting of Stockholders on May 17, 1994, or at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy by notice in writing to the Secretary of the Company or the secretary of the meeting or by appearing and voting in person at the meeting. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted (i) for the election of the nominees for director, (ii) for approval of the amendment to the Company's Restated Certificate of Incorporation to change the Company's name, (iii) for approval of the Company's 1993 Non-Employee Directors' Stock Option Plan, (iv) for approval of the Company's Employee Stock Purchase Plan, (v) for approval of the amendment to the Company's 1989 Incentive Plan, and (vi) against the stockholder proposal. Proxies, ballots and voting tabulations that identify stockholders will be kept confidential, except in a contested proxy solicitation, where necessary to meet applicable legal requirements, pursuant to requests by any gaming regulatory agency with jurisdiction over the Company or at the express request of the stockholder. Chemical Bank has been appointed as the independent inspector of election for the meeting. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is March 30, 1994.

                               VOTING SECURITIES

     The total outstanding voting stock of the Company as of March 24, 1994 consisted of 46,864,519 shares of common stock, par value 66 2/3c ("Common Stock"). Each share of Common Stock is entitled to one vote per share. The record of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was taken at the close of business on March 24, 1994. Shares of Common Stock cannot be voted at the Annual Meeting of Stockholders unless the holder is present in person or by proxy. The presence, in person or by proxy, of a majority of stockholders is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. The affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to elect directors.

                  ELECTION OF DIRECTORS AND SECURITY OWNERSHIP

     At the Annual Meeting of Stockholders, three directors of Class II are to be elected for a three-year term expiring in 1997 or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors of Class II. It is intended that all duly executed proxies in the accompanying form will be voted for the election of such nominees (or such substitute nominees as provided below), unless such authorization has been withheld.

     Authority granted to the persons named in the proxy to vote for nominees is limited to the three nominees proposed by the Board of Directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors is not aware that any of the nominees will be unavailable for service at the date of the meeting. If, for any reason, any of the nominees shall become unavailable for election, an event which is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board of Directors.

     The directors of Class I were elected at the 1993 Annual Meeting of Stockholders for a three-year term expiring in 1996. The directors of Class III were elected at the 1992 Annual Meeting of Stockholders for a three-year term expiring in 1995. Information regarding the nominees for election and the continuing directors as well as information regarding security ownership of certain named executive officers, furnished in part by each such person, appears below:

NOMINEES

                                    CLASS II
                          FOR A TERM EXPIRING IN 1997

                                                                   NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                 HAS SERVED AS            AS
       NAME, AGE, PRINCIPAL OCCUPATION             DIRECTOR        OF MARCH 1, 1994       PERCENT OF
         AND ADDITIONAL INFORMATION                  SINCE              (1)(2)           CLASS (1)(2)
- ---------------------------------------------    -------------    ------------------     ------------
George N. Aronoff, 60                                1979                 95,441                *
Partner in the Cleveland law firm of Benesch,
Friedlander, Coplan & Aronoff. Mr. Aronoff is
a Director of Specialty Chemical Resources,
Inc.(3)
Patrick L. O'Malley, 83                              1981                 73,806                *
Chairman of the Board of Directors of
Michigan Avenue National Bank and the
former President and Chief Executive Officer
and present Chairman Emeritus of Canteen
Company. Mr. O'Malley is a Director of First
Colonial Bankshares, Inc.
Rocco J. Marano, 66                                  1991                 10,000                *
Former Chairman and Chief Executive Officer
of Bell Communications Research, Inc. Mr.
Marano is Chairman of the Board of Blue Cross
Blue Shield of New Jersey and a Director of
First Fidelity Bancorp.

CONTINUING DIRECTORS

                                    CLASS I
                             TERM EXPIRING IN 1996

                                                                   NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                 HAS SERVED AS            AS
       NAME, AGE, PRINCIPAL OCCUPATION             DIRECTOR        OF MARCH 1, 1994       PERCENT OF
         AND ADDITIONAL INFORMATION                  SINCE              (1)(2)           CLASS (1)(2)
- ---------------------------------------------    -------------    ------------------     ------------
James M. Rochford, 72                                1981                 31,000                *
Retired Vice President of the Company and
Retired Superintendent of Police, City of
Chicago, Illinois.
Barrie K. Brunet, 69                                 1991                  1,000                *
Former Vice President of Bally's Grand, Inc.
and former President and Chief Operating
Officer of Bally's Reno Casino Resort. Mr.
Brunet is a Director of Reno Air, Inc. (4)
J. Kenneth Looloian, 71                              1992                 10,000                *
Executive Vice President of Di Giorgio
Corporation, former partner in Arveron
Investments, L.P. and former Executive Vice
President of International Controls
Corporation. Mr. Looloian is a Director of
Bally's Casino Holdings, Inc., Bally's Park
Place, Inc., GNAC, CORP. and Science
Management Corporation.

                                   CLASS III
                             TERM EXPIRING IN 1995

                                                                   NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                 HAS SERVED AS            AS
       NAME, AGE, PRINCIPAL OCCUPATION             DIRECTOR        OF MARCH 1, 1994       PERCENT OF
         AND ADDITIONAL INFORMATION                  SINCE              (1)(2)           CLASS (1)(2)
- ---------------------------------------------    -------------    ------------------     ------------
Arthur M. Goldberg, 52                               1990              2,236,300              4.8%
Chairman of the Board of Directors, Chief
Executive Officer and President of the
Company, Chairman of the Board of
Directors, President and Chief Executive
Officer of Bally's Casino Holdings, Inc.,
Chairman of the Board of Directors and Chief
Executive Officer of Bally's Park Place,
Inc., Chairman of the Board of Directors and
Chief Executive Officer of GNAC, CORP.,
Chairman of the Board, President and Chief
Executive Officer of Bally's Grand, Inc. and
a Director of Bally's Health & Tennis
Corporation. Mr. Goldberg is also the
Chairman, President and Chief Executive
Officer of Di Giorgio Corporation, a food
distributor, and Managing Partner of Arveron
Investments L.P. Mr. Goldberg is the former
President and Chief Executive Officer of
International Controls Corporation. Mr.
Goldberg is also a Director of First Fidelity
Bancorp. (4)(5)

                                                                   NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                 HAS SERVED AS            AS
       NAME, AGE, PRINCIPAL OCCUPATION             DIRECTOR        OF MARCH 1, 1994       PERCENT OF
         AND ADDITIONAL INFORMATION                  SINCE              (1)(2)           CLASS (1)(2)
- ---------------------------------------------    -------------    ------------------     ------------
Edwin M. Halkyard, 59                                1990                 13,852                *
Distinguished lecturer in Management at the
University of South Carolina College of
Business Administration and former Senior
Vice President of Allied-Signal Inc. Mr.
Halkyard is a Director of CityFed Financial
Corp.

                                                                   NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                          AS
            SECURITY OWNERSHIP OF                                  OF MARCH 1, 1994       PERCENT OF
          NAMED EXECUTIVE OFFICERS                                      (1)(2)           CLASS (1)(2)
- ---------------------------------------------                     ------------------     ------------
Lee S. Hillman                                                            41,667                *
Executive Vice President, Chief Financial
Officer and Treasurer of the Company
Wallace R. Barr                                                           36,834                *
Executive Vice President and Chief Operating
Officer of Bally's Casino Holdings, Inc.,
President and Chief Operating Officer of
Bally's Park Place, Inc., President and Chief
Operating Officer of GNAC, CORP. and
President of Bally's Tunica, Inc.
Michael G. Lucci, Sr.                                                    292,849                *
President and Chief Operating Officer of
Bally's Health & Tennis Corporation
Robert G. Conover                                                          8,168                *
Vice President, Management Information
Systems and Chief Information Officer of the
Company
All executive officers and directors as a                              2,906,327              6.2%
group, 17 people (6)

- ---------------
* Less than one percent

(1) Includes the following numbers of shares of Common Stock that the following persons have or had, within 60 days after March 1, 1994, the right to acquire upon the exercise of options: Mr. Goldberg 1,500,000, Mr. Hillman 36,667, Mr. Barr 25,834, Mr. Lucci 667 and Mr. Conover 7,668; and all current executive officers and directors, including the foregoing, as a group 1,623,000.

(2) Includes, in certain instances, shares of Common Stock held in the name of the director's or executive officer's spouse, minor children, or relatives sharing his home, and in the case of Mr. Goldberg, shares held by Nugget Partners, L.P., a New Jersey limited partnership, whose sole general partner is Mr. Goldberg, the reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares of Common Stock the director may have disclaimed beneficial ownership. Also includes, in certain instances, shares of Common Stock allocated to a director or executive officer through his participation in the Company's 401(k) program and/or profit sharing plans.

(3) Mr. Aronoff also owned, as of March 1, 1994, $13,000 principal amount of the Company's 6% Convertible Subordinated Debentures due 1998. No other person named above owned any such debentures as of March 1, 1994.

(4) From November 1991 to August 20, 1993, Bally's Grand, Inc. ("Bally's Grand") operated its business and managed its properties as a debtor-in-possession under Chapter 11 of Title 11 of the United States

    Bankruptcy Code. The chapter 11 plan of reorganization for Bally's Grand was confirmed on September 15, 1992, and became effective August 20, 1993, at which time Bally's Grand emerged from bankruptcy. Mr. Goldberg is a director of Bally's Grand and Mr. Brunet is a former director of Bally's Grand.

(5) Mr. Goldberg also owned, as of March 1, 1994, 679,726 shares of the common stock of Bally's Grand. Mr. Goldberg has granted an irrevocable proxy to vote these shares to a subsidiary of the Company. Nugget Partners, L.P. owned 82,785 shares, and had exercisable warrants to purchase 24,684 shares, of common stock of Bally's Grand.

(6) Excludes Mr. Donahue L. Wildman, former Chairman of the Board, President and Chief Executive Officer of Bally's Health & Tennis Corporation, who resigned from all of his offices with the Company as of September 30, 1993. See "Transactions with Management -- Arrangements with Mr. Wildman."

     As of March 10, 1994, pursuant to information supplied by FMR Corp. to the Company on March 11, 1994, FMR Corp., through its wholly owned subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company, beneficially owned 5,943,740 shares of Common Stock, 12.7% of the Common Stock outstanding as of March 10, 1994. As of such date, FMR Corp. had sole voting power with respect to 1,714,092 shares and sole dispositive power with respect to 5,943,740 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, it believes that during 1993 all such filing requirements were complied with by its directors and officers except for the failure to include outstanding options on a Form 4 for Robert Conover, and the incorrect number of shares being reported on Forms 3 and 4 for Michael Lucci. These inaccuracies have been corrected.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held 10 meetings during 1993. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which he served during 1993.

     The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation and Stock Option Committee. The general functions of such committees, the identity of each committee member and the number of committee meetings held by each committee during the last fiscal year are set forth below.

EXECUTIVE COMMITTEE

     The current members of the Executive Committee are Mr. Goldberg, Chairman, and Messrs. Marano and Aronoff. The Executive Committee may exercise all of the powers of the Board of Directors to the extent permitted by law. The Executive Committee did not hold any meetings during 1993.

AUDIT COMMITTEE

     The current members of the Audit Committee are Mr. O'Malley, Chairman, and Messrs. Halkyard and Looloian. The general functions of the Audit Committee include selecting the independent auditors (or recommending such action to the Board of Directors), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, consulting with management, internal auditors and the independent auditors as to the systems of internal accounting controls, and reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. The Audit Committee held three meetings during 1993.

NOMINATING COMMITTEE

     The current members of the Nominating Committee are Mr. Marano, Chairman, and Messrs. Goldberg, Rochford and Brunet. The general functions of the Nominating Committee include recommending to the Board of Directors nominees for election as directors, consideration of the performance of incumbent directors in determining whether to nominate them for reelection and making recommendations with respect to the organization and size of the Board of Directors and its committees. The Nominating Committee did not hold any meetings during 1993.

     The Nominating Committee will consider nominees recommended by stockholders. Such a recommendation will be considered if submitted in writing addressed to the Company c/o "Chairman, Nominating Committee," accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and a written indication of the consent of the proposed nominee. Candidates for nomination as director are considered on the basis of their broad business, financial and public service experience, and should not represent any particular constituency, but rather the stockholders generally. The nominees should be highly regarded for capability and integrity within their fields or professions. In addition, the activities or associations of the nominees should not constitute conflicts of interest or legal impediments that might preclude service as a Company director. Moreover, nominees must be able, and must have expressed a willingness, to devote the time required to serve effectively as a director and as a member of one or more committees of the Board of Directors.

COMPENSATION AND STOCK OPTION COMMITTEE

     The current members of the Compensation and Stock Option Committee (the "Compensation Committee") are Mr. Halkyard, Chairman, and Messrs. O'Malley and Marano. The general functions of the Compensation Committee include approval (or recommendation to the Board of Directors) of the compensation arrangements for senior management, directors and other key employees, review of benefit plans in which officers and directors are eligible to participate, periodic review of the equity compensation plans of the Company and the grants under such plans, and oversight of management development to insure continuity of senior management. The Compensation Committee held five meetings during 1993.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are also employees of the Company do not receive any additional compensation for service on the Board of Directors or any committees of the Board of Directors. In 1993, the members of the Board of Directors who were not employees received an annual retainer of $35,000 plus a $2,000 stipend for each meeting attended. Non-employee directors received additional stipends for service on committees of the Board of Directors of $500 per year for committee members and $2,500 per year for committee chairmen, except the Chairmen of the Audit Committee and the Compensation Committee, each of whom received annual stipends of $5,000.


                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its Chief Executive Officer, the four other most highly compensated executive officers of the Company at the end of 1993, and Mr. Donahue L. Wildman who ceased being an executive officer during 1993, for services rendered in all capacities to the Company during the years indicated. Mr. Wildman resigned all of his positions with the Company and its subsidiaries as of September 30, 1993.
A description of the terms of Mr. Wildman's resignation and a description of certain consulting fees to be paid to Mr. Wildman are included below under the heading "Transactions with Management -- Arrangements with Mr. Wildman."

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                              ANNUAL COMPENSATION              AWARDS
                                                     -------------------------------------  ------------
                                                                                 OTHER       SECURITIES
                                                                                 ANNUAL      UNDERLYING    ALL OTHER
                                                                              COMPENSATION    OPTIONS/    COMPENSATION
        NAME AND PRINCIPAL POSITION         YEAR     SALARY($)     BONUS($)    (1)(2)($)      SARS(#)        (2)($)
- ------------------------------------------- ----     ---------     ---------  ------------  ------------  ------------
Arthur M. Goldberg                          1993     2,200,000        --         642,284(3)     450,000     4,179,713(4)(5)
  Chairman of the Board of Directors,       1992     2,200,000        --         507,318        --          1,033,498
  Chief Executive Officer                   1991       950,000     2,000,000                  1,300,000
  and President of the Company
Lee S. Hillman                              1993       350,000       250,000      --            100,000       252,500(5)(6)
  Executive Vice President,                 1992       350,000       200,000      --             90,000       --
  Chief Financial Officer                   1991(7)    188,942       100,000                     10,000
  and Treasurer of the Company
Wallace R. Barr                             1993(8)    704,565       290,000      --            100,000        16,239(9)
  Executive Vice President and Chief
  Operating Officer of Bally's Casino
  Holdings, Inc., President and Chief
  Operating Officer of Bally's Park Place,
  Inc., President and Chief Operating
  Officer of GNAC, CORP. and President of
  Bally's Tunica, Inc.
Michael G. Lucci, Sr.                       1993(10)   380,000       300,000      --             77,000       --
  President and Chief Operating Officer of
  Bally's Health & Tennis Corporation
Robert G. Conover                           1993       190,000(11)    50,000      --             20,000(12)    14,229(13)
  Vice President, Management                1992(14)   191,058(11)    60,000      --            --             10,259
  Information Systems and Chief Information
  Officer of the Company
Donahue L. Wildman                          1993       382,692        --          --            --             20,460(15)
  Former Chairman of the Board,             1992       500,000       224,000      --            --             20,460
  President and Chief Executive             1991       500,000       250,000
  Officer of Bally's Health and Tennis
  Corporation

- ---------------
(1) Certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. This Proxy Statement does not describe such incidental personal benefits made available to executive officers during 1993, because the incremental cost to the Company of such benefits is below the Securities and Exchange Commission disclosure threshold.

(2) Pursuant to the transition rules of the Securities and Exchange Commission, other annual compensation and all other compensation for services prior to 1992 is excluded.

(3) Tax gross-up payments paid by the Company with respect to a retirement annuity, an unfunded profit-sharing and savings plan and life insurance supplied to Mr. Goldberg.

(4) This total includes (i) $597,463 paid by the Company for Mr. Goldberg's retirement annuity; (ii) $3,800 paid by the Company for premiums on Mr. Goldberg's split-dollar life insurance policy; (iii) $42,450 which is the discount to the present value of a refund on the split-dollar life insurance policy; and (iv) $1,000 matched by the Company for Mr. Goldberg's participation in the Company's savings plan.

(5) Pursuant to the Bally's Grand, Inc. 1993 Incentive Stock Plan Mr. Goldberg and Mr. Hillman received awards of 280,000 and 20,000 shares, respectively, of the common stock of Bally's Grand. On the dates the awards were granted to Mr. Goldberg and Mr. Hillman, the common stock of Bally's Grand had a fair market value of $12.625 and $12.575 per share, respectively. On December 13, 1993, Mr. Goldberg and Mr. Hillman sold such shares to a wholly owned subsidiary of the Company resulting in payments to Messrs. Goldberg and Hillman of $3,535,000 and $251,500, respectively, which such amounts are included in this total.

(6) This total includes $1,000 matched by Bally's Health & Tennis Corporation for Mr. Hillman's participation in the Company's savings plan.

(7) Mr. Hillman's employment as an executive officer of the Company commenced on November 12, 1991.

(8) Mr. Barr's employment as an executive officer of the Company commenced as of January 1, 1993.

(9) Represents matching contributions of $14,229 made by Bally's Park Place, Inc. pursuant to the Bally's Park Place Profit Sharing Plan and $2,010 for life insurance premiums paid by Bally's Park Place, Inc.

(10) Mr. Lucci's employment as an executive officer of the Company commenced as of April 29, 1993.

(11) This amount represents approximately two-thirds ( 2/3) of Mr. Conover's annual salary. The remaining approximately one-third ( 1/3) of his salary is paid by the Company but the Company is reimbursed for that amount by Bally Gaming International, Inc. ("BGII") pursuant to the terms of an agreement between the Company and BGII. See "Employment Agreements -- Mr. Conover."

(12) As of December 31, 1993, Mr. Conover also held 25,000 shares of restricted common stock of BGII valued at $431,250 based on a $17.25 closing price per share of BGII common stock as reported by the National Market System of NASDAQ. The restricted stock award occurred on October 25, 1991. The shares became fully vested on February 1, 1994.

(13) Contribution by Bally's Park Place, Inc. on behalf of Mr. Conover to the Bally's Park Place, Inc. Profit Sharing Plan.

(14) Mr. Conover's employment as an executive officer of the Company commenced on December 9, 1992.

(15) Life insurance premiums paid by the Company.

EMPLOYMENT AGREEMENTS

MR. GOLDBERG

     The Company and Mr. Goldberg entered into an employment agreement (the "Goldberg Employment Agreement") dated as of November 1, 1990 for a three-year term at an annual base salary of $700,000, plus bonuses, payable at the discretion of the Compensation Committee. The Goldberg Employment Agreement is guaranteed by Bally's Park Place, Inc. The Goldberg Employment Agreement was amended, effective November 1, 1991, to, among other things, extend the term for an additional year and to increase the base salary to $2,200,000. The Goldberg Employment Agreement was further amended September 29, 1993, to, among other things, extend the term of the Goldberg Employment Agreement through October 31, 1997, with automatic annual extensions for additional one-year periods unless either party gives written notice to the other prior to October 1 of any year fixing the remainder of the term at three years without automatic extension. In addition, the Goldberg Employment Agreement calls for the Company to contribute, each year during the term of Mr. Goldberg's employment, amounts to provide Mr. Goldberg with annual retirement benefits, if he is employed by the Company until age 62, equal to the excess, if any, of (i) 50% of the average of his cash compensation for any of the three highest years preceding the year in which he attains age 62, over (ii) the sum of $258,189 and the retirement benefit payable to Mr. Goldberg under the Company's other retirement or similar benefit programs in which Mr. Goldberg participates, except the Company's 401(k) program ("the Supplemental Retirement Benefit Arrangement"). The contributions under the Supplemental Retirement Benefit Arrangement are to be paid (i) directly to Mr. Goldberg, (ii) to the appropriate governmental taxing authority on Mr. Goldberg's behalf, or (iii) to a supplemental retirement benefit trust, together with a tax gross-up payment so that the net benefit received by Mr. Goldberg, after payment of all taxes, is equal to the required contribution by the Company. In 1993, the cost to the Company of the contributions and the tax gross-up was approximately $597,463 and $487,509, respectively. Upon termination of Mr. Goldberg's employment without cause, in addition to other payments, the Company is required to make an additional contribution, which would equal three times the contribution most recently made prior thereto, provided that all retirement benefits from the Supplemental Retirement Benefit Arrangement would not exceed the benefits described in the third preceding sentence. Furthermore, in the event there is a change in control of the Company (as defined in the Goldberg Employment Agreement) and within two years thereafter Mr. Goldberg's employment is terminated by the Company or by him voluntarily following a constructive termination without cause, Mr. Goldberg will be entitled to a lump sum payment equal to the greater of (i) the sum of his base salary for the remainder of his employment term, plus the average of the semi-annual bonuses awarded to him prior to his termination multiplied by two times the number of half-years remaining in his employment term, or (ii) three times his base salary. In such event, he shall also be entitled to any bonuses awarded but not yet paid, the value of his continued participation in certain employee benefit plans of the Company (or continued participation in such plans until the end of the employment term or the time Mr. Goldberg receives equivalent coverage from a subsequent employer), certain retirement trust contributions and payment by the Company of premiums on the split-dollar life insurance as if Mr. Goldberg had been employed by the Company until age 62. Mr. Goldberg would also be entitled to a tax gross-up payment with respect to any payment made after a change of control subject to the excise tax. If a change of control of Bally occurred on the date of this Proxy Statement, Mr. Goldberg would be entitled to a payment of approximately $26,200,000 under the Goldberg Employment Agreement.

MR. HILLMAN

     The Company, Bally's Health & Tennis Corporation ("BHTC") and Mr. Hillman entered into an employment agreement effective as of November 12, 1991 for a term expiring April 14, 1994. The employment agreement was amended, effective December 8, 1993, to, among other things, extend the term of the employment agreement through April 14, 1997, with automatic annual extensions for additional one-year periods unless either party gives written notice to the other on or prior to March 1 of any year fixing the remainder of the term at three years without automatic extension. The agreement provides for an annual base salary of $275,000, a fixed annual bonus of $75,000, and a bonus payable at the discretion of the Compensation Committee. In the event of a change of control of the Company or BHTC, as a result of which Mr. Hillman is asked to leave the employ of either company, Mr. Hillman is entitled to receive a lump sum payment of the full amount of his base salary and annual bonus due to him for the remainder of the term of his agreement. If a change of control of the Company or BHTC occurred as of the date of this Proxy Statement and Mr. Hillman was asked to leave the employ of either company, Mr. Hillman would be entitled to a payment of $1,065,000 under his employment agreement.

MR. BARR

     The Company and Mr. Barr entered into an employment agreement effective as of January 1, 1993 for a term expiring December 31, 1995. The agreement provides for an annual base salary of $700,000. Mr. Barr also received options to purchase 50,000 shares of the Company's common stock, subject to vesting. In the event of an initial public offering of the common stock of either Bally's Park Place, Inc. or GNAC, CORP. during the term of the employment agreement, Mr. Barr will receive stock options and/or stock awards in amounts consistent with the highest grants of these types to other employees of the Company and its subsidiaries, other than the Chairman of the Board or President of the Company. Upon execution of the employment agreement, Mr. Barr became fully vested in the Park Place Supplemental Executive Retirement Plan (the "Park Place SERP"). In the event the employment agreement is terminated prior to its expiration, except for cause, or the Park Place SERP is modified to limit the credits Mr. Barr would have received for additional years of service, Mr. Barr will be deemed to have an additional three years of service and credit for compensation actually received or the base salary under the employment agreement, whichever is greater. In the event of a change in control of the Company, Mr. Barr may terminate the agreement and receive a lump sum payment equal to six months of his base salary. In the event of a change in control of the Company, a result of which Mr. Barr is asked to leave the employ of the Company, Mr. Barr is entitled to receive a lump sum payment equal to either 24 months base salary or an amount equal to his base salary for the balance of the term of his employment agreement, whichever amount is greater. If a change of control of the Company occurred as of the date of this Proxy Statement, and Mr. Barr was asked to leave the employ of the Company, Mr. Barr would be entitled to a payment of $1,400,000 under his employment agreement.

MR. LUCCI

     BHTC and Mr. Lucci entered into an employment agreement effective as of January 1, 1992 for a term expiring December 31, 1994. The employment agreement provides for an annual base salary of $380,000. The employment agreement provides for a performance bonus based on certain criteria, not to exceed $600,000 for any year under the agreement. In addition, Mr. Lucci may receive a discretionary bonus payment from BHTC if, in the opinion of the Chairman of the Board and Chief Executive Officer of the Company, his performance warrants such a payment. Mr. Lucci's agreement also provides for participation in BHTC's other executive benefit plans. In the event of a change in control of the Company, as a result of which Mr. Lucci is asked to leave the employ of the Company, Mr. Lucci is entitled to receive a lump sum payment equal to either 18 months base salary and bonus payments or an amount equal to his base salary and bonus payments for the balance of the term of his employment agreement, whichever amount is greater. If a change of control of the Company occurred as of the date of this Proxy Statement, and Mr. Lucci was asked to leave the employ of the Company, Mr. Lucci would be entitled to a payment of $570,000 under his employment agreement.

MR. CONOVER

     The Company and Mr. Conover entered into an employment agreement effective as of July 1, 1992 for a term expiring on December 31, 1994. The agreement provides for an annual base salary of $285,000. Pursuant to an agreement between the Company and BGII, BGII reimburses the Company for approximately one-third
( 1/3) of Mr. Conover's annual salary and employee benefit costs. There is no reimbursement by BGII for any bonuses received by Mr. Conover from the Company. Upon termination of Mr. Conover's employment without cause, he will become fully vested in the Park Place SERP regardless of his age. In the event of a change in control of the Company, Mr. Conover may terminate the agreement and receive a lump sum payment equal to six months of his base salary. In the event of a change in control of the Company, as a result of which Mr. Conover is asked to leave the employ of the Company, Mr. Conover is entitled to receive a lump sum payment equal to 15 months of his base salary or an amount equal to his base salary for the remainder of the term of his agreement, whichever is greater. If a change of control of the Company occurred as of the date of this Proxy Statement and Mr. Conover was asked to leave the employ of the Company, Mr. Conover would be entitled to a payment of $356,250 under his employment agreement.

PARK PLACE SERP

     Bally's Park Place, Inc. ("Park Place") has established the Park Place SERP which fixes a minimum level for retirement benefits based upon a participant's years of service with Park Place (or the Company and its subsidiaries) and compensation during the three years falling within the last 10 years of the participant's employment (or total employment if less than 10 years) in which compensation is highest ("Average Compensation"). Participants who are vested under the Park Place SERP are entitled to receive an annual benefit equal to 3.33% of Average Compensation for each year of service (subject to a maximum of 15 years of service to be credited to any participant), but not more than 50% of the participant's Average Compensation. A participant becomes vested under the Park Place SERP only if such participant has at least seven years of service and has either retired after attaining age 60, or both attained age 50 and participated in the Park Place SERP for at least three years. Solely for purposes of determining vesting, a participant who is disabled (as determined under the Park Place SERP) and terminates employment after attaining age 50 is credited with years of service and participation until the participant's death. The Park Place SERP annual benefit is payable for the life of a vested participant and normally commences after the participant has both terminated employment and attained age 60. A reduced benefit is payable to a vested participant who is eligible for early retirement (after attainment of at least age 55) or who is disabled and begins to receive benefit payments at an earlier date. Upon the death of a vested participant, a death benefit is payable to either the participant's surviving spouse or the participant's beneficiaries. Depending on circumstances described in the Park Place SERP, death benefits are to be paid in the form of either a monthly payment equal to a percentage of the benefit payable to the participant (either 50% to the surviving spouse for life or 100% to the surviving spouse or the beneficiaries for a period not exceeding 10 years) or a lump-sum cash payment equal to two times the participant's compensation in such participant's last full calendar year of employment. Participation in the Park Place SERP is limited to certain key executives designated by the Park Place Board of Directors. Benefits payable under the Park Place SERP may generally be cancelled in the event a participant is discharged for cause or enters into competition with the gaming business of Park Place other than The Grand in Atlantic City. The Park Place SERP is unfunded and is not qualified under the Internal Revenue Code. Mr. Conover has credit for 14 years of service under the Park Place SERP. Mr. Barr is fully vested pursuant to the terms of his employment agreement.

     An example of the benefits provided under the Park Place SERP (assuming retirement at age 60) is set forth in the following table:

                                                    PARK PLACE SERP TABLE
                                               ANNUAL BENEFIT FOR THE FOLLOWING
                                                       YEARS OF SERVICE
                     AVERAGE                 ------------------------------------
                  COMPENSATION                  7            10        15 OR MORE
      -------------------------------------  --------     --------     ----------
      $  100,000...........................  $ 23,310     $ 33,300      $ 50,000
         250,000...........................    58,275       83,250       125,000
         500,000...........................   116,550      166,500       250,000
         750,000...........................   174,825      249,750       375,000
       1,000,000...........................   233,100      333,000       500,000
       1,250,000...........................   291,375      416,250       625,000

STOCK OPTION AND SAR GRANTS

     The following table sets forth the information noted for all grants of stock options made to each of the executive officers named in the Summary Compensation Table during 1993:

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                       --------------------------------------------------------     POTENTIAL REALIZABLE
                                           PERCENT OF                                 VALUE AT ASSUMED
                        NUMBER OF            TOTAL                                 ANNUAL RATES OF STOCK
                        SECURITIES        OPTIONS/SARS                             PRICE APPRECIATION FOR
                        UNDERLYING         GRANTED TO   EXERCISE OR                    OPTION TERM(2)
                       OPTIONS/SARS       EMPLOYEES IN     BASE        EXPIRATION ------------------------
         NAME           GRANTED(#)        FISCAL YEAR   PRICE($/SH)      DATE       5% ($)       10% ($)
- ---------------------- ------------       ------------  -----------    --------   ----------    ----------
Arthur M. Goldberg        450,000(3)(4)       27.6         9.625        9/30/03    2,723,900     6,902,897
Lee S. Hillman            100,000(3)(4)        6.1         9.625         6/2/03      605,311     1,533,977
Wallace R. Barr            50,000(3)           3.1         6.750        3/16/03      212,252       537,888
                           50,000(3)(4)        3.1         9.625         6/2/03      302,655       766,989
Michael G. Lucci, Sr.       2,000(3)           0.1         6.750        3/16/03        8,490        35,016
                           75,000(3)(4)        4.6         9.625        7/28/03      453,983     1,150,483
Robert G. Conover          10,000(3)           0.6         6.750        3/16/03       42,457       107,578
                           10,000(3)(4)        0.6         9.625         6/2/03       60,541       153,422
Donahue L. Wildman           None

- ---------------
(1) There were no SARs granted to any of the executive officers named in this table in 1993.

(2) The potential realizable values represent future opportunity and have not been reduced to present value in 1993 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes, and these rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the named executive officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and 10 percent over the full 10-year term of the options. For example, in order for the individuals named above who received options with an exercise price of $9.625 per share to realize the potential values set forth in the five percent and 10 percent columns in the table above, the price per share of the Company's Common Stock would have to be approximately $15.68 and $24.97, respectively.

(3) One-third of the options granted may be exercised on the first anniversary of the date of grant, two-thirds after two years from the date of grant and 100% after three years from the date of grant. Each grant was made on the date which is 10 years prior to the date of expiration set forth in the table.

(4) Grants subject to stockholder approval of the amendment to the Company's 1989 Incentive Plan.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth the information noted for all exercises of stock options and SARs by each of the executive officers named in the Summary Compensation Table during 1993:

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                               NUMBER OF
                                                               SECURITIES                VALUE OF
                                                               UNDERLYING              UNEXERCISED
                                                              UNEXERCISED              IN-THE-MONEY
                                                              OPTIONS/SARS             OPTIONS/SARS
                                                               AT FISCAL                AT FISCAL
                                                             YEAR-END(#)(1)            YEAR-END($)
                            SHARES                          ----------------         ----------------
                          ACQUIRED ON        VALUE          EXERCISABLE(E)/          EXERCISABLE(E)/
          NAME            EXERCISE(#)     REALIZED($)       UNEXERCISABLE(U)         UNEXERCISABLE(U)
- ------------------------  -----------     -----------       ----------------         ----------------
Arthur M. Goldberg             None              --             1,520,000(E)(2)(3)      10,120,000(E)(2)(3)
                                                                  450,000(U)                     0(U)
Lee S. Hillman                 None              --                36,667(E)               135,835(E)
                                                                  163,333(U)               225,415(U)
Wallace R. Barr                None              --                 9,167(E)                30,835(E)
                                                                  103,333(U)               102,915(U)
Michael G. Lucci, Sr.          None              --                     0(E)                     0(E)
                                                                   77,000(U)                 3,500(U)
Robert G. Conover              None              --                27,668(E)(4)            137,923(E)(4)
                                                                   33,332(U)(5)             86,452(U)(5)
Donahue L. Wildman             None              --                  None                       --

- ---------------
(1) Value is based on the closing price of: (a) a share of Common Stock as of December 31, 1993 ($8.50) minus the exercise or base price, and/or (b) a share of BGII common stock as of December 31, 1993 ($17.25) minus the exercise price.

(2) Includes an award of options to purchase 500,000 shares of Common Stock that can be deemed SARs at Mr. Goldberg's election. No other awards of SARs were made to any of the other executive officers named in this table.

(3) Includes options to purchase 20,000 shares of the common stock of BGII awarded by the Company in 1991 and valued at $245,000.

(4) Includes options to purchase 23,334 shares of the common stock of BGII valued at $122,504 awarded by BGII in 1991.

(5) Includes options to purchase 11,666 shares of the common stock of BGII valued at $61,247 awarded by BGII in 1991.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for approval (or recommendation to the Board of Directors) of the compensation arrangements for senior management, directors and other key employees; review of benefit plans in which officers and directors are eligible to participate; periodic review of the equity compensation plans of the Company and grants under such plans; and oversight of management development to insure continuity of senior management.

     In October 1990, the Board of Directors commenced a significant restructuring effort relating to the Company's financial condition and operations. As part of the restructuring, the Committee sought to establish executive compensation programs intended to attract and retain executives capable of enhancing stockholder value through the restructuring and the operation of the Company's core businesses. Because of the uncertainty then surrounding the Company's future and the necessity of having dynamic and long-term leadership to guide the Company through the restructuring and beyond, the Committee determined that in order to attract and retain executives with these qualities, it was necessary to offer executive officers significant base salaries, multi-year contracts and, to provide further incentive for increasing stockholder value, significant stock option awards. Further, given the complex and ongoing nature of the restructuring, the Committee concluded that creation of compensation arrangements linked to specific operating results or more traditional criteria was inappropriate.

     It was the Board of Director's view in October 1990, and it remains the view of the Committee today, that the use of stock option awards aligns the interests of the Company's executive officers with the long-term interests of the Company's stockholders. The object of these awards is to provide incentive to management to reinforce and advance the long-term interests of the Company and its stockholders. Stock option awards provide rewards to executives for the creation of incremental stockholder value and have the potential of providing significant benefit to the executives without requiring the Company to make significant cash payments. Stock options only produce value to executives as the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of the stockholders.

     During 1993, the Committee took several actions designed to retain the Company's current executive officers and to reward them for their leadership through the completion of the restructuring, the successful strides made in the development of new gaming business opportunities, the refinancing of much of the Company's debt and the strategic improvements made in the Company's ongoing business operations. The Committee awarded bonuses to each of the Company's named executive officers other than the Chief Executive Officer. Although the Committee was prepared to award a bonus to the Chief Executive Officer, he refused such award. In addition, the Committee granted stock option awards to the Chief Executive Officer and each of the Company's other named executive officers to increase management's incentive to improve the Company's performance. In determining the size of stock option awards, the Committee considered, among other things, previous awards made to executive officers. In order to ensure the continuity of the Company's senior management, the Committee amended the employment agreements of the Chief Executive Officer and Chief Financial Officer to provide for automatic annual extensions for additional one-year periods after the agreements' scheduled expiration dates unless either the executive or the Company gives written notice to the other party fixing the remainder of the term at three years without automatic extension. Neither of the amendments provided for increases in base salary. In fiscal year 1993, the Committee did not apply any specific quantitative formula in making compensation decisions, including bonuses and the grants of stock options. However, the Committee did appreciate the importance of achievements that may have been difficult to quantify, especially in the context of carrying forward the gains from the restructuring, and accordingly recognized qualitative factors such as, in order of significance, contributions of executive officers to the achievement of the Company's strategic goals in a volatile business environment, the implementation of policies and measures that will benefit the Company's long-term performance and thus ultimately benefit the Company's stockholders, and the managerial vision, decision-making responsibilities, effectiveness and teamwork of individual executive officers. The Company's strategic goals for 1993 included the strengthening of the capital structure of the Company, positioning the Company to enter into new gaming markets and improving existing operations of all of the Company's business segments. The Compensation Committee believes that the Company achieved its goals with regard to the restructure of the capital structure and the Company's entrance into new gaming markets and made significant strides with respect to improving its existing operations.

     The compensation of the Company's Chief Executive Officer has been designed to reward him for his efforts in connection with the restructuring and enhancing the long-term performance of the Company and ultimately increasing stockholder value. The Chief Executive Officer's total compensation package, comprised of his original base compensation and recent stock option grants, has been approved by the Committee in order to compensate him in his continuing efforts to improve the Company's performance and to provide further incentive to increase the short-and long-term interests of the Company and its stockholders. The Company's performance, both short-and long-term, and ultimately the short-and long-term interests of the Company and its stockholders, are tied to the Company's earnings, earnings potential, cash flows and stock values.

     In accordance with the confirmation of the plan of reorganization of Bally's Grand, Bally's Grand established the Bally's Grand, Inc. 1993 Incentive Stock Plan (the "1993 Incentive Plan"), pursuant to which 600,000 shares of the common stock of Bally's Grand were made available for award to its officers and directors actively involved in its management or operations. A subsidiary of the Company (the "Manager") provides management services to Bally's Grand pursuant to a management agreement. The Manager receives an annual fee for providing the management services to Bally's Grand. In addition, the Manager is responsible for the administration of the 1993 Incentive Plan including the determination of which individuals will participate in the 1993 Incentive Plan. The board of directors of the Manager decided to grant stock awards to the Company's Chief Executive Officer, Chief Financial Officer and various other individuals who are officers and/or directors of Bally's Grand. The Committee affirmed the grants made by the Manager. The Committee authorized the grants to the Chief Executive Officer and Chief Financial Officer in recognition of their combined efforts in managing Bally's Grand and establishing the Company's investment in Bally's Grand as a significant asset of the Company. In addition, by authorizing the grants of the common stock of Bally's Grand, the Committee was able to provide benefits to the executives without incurring any cash cost for the Company.

     The Committee has commenced a review of the Company's compensation program for its executive officers. It is the Committee's belief that as the Company's restructuring has been completed, executive officer compensation may be linked to performance-based criteria. The Committee is also considering the use of performance-based compensation plans in order to comply with the recently enacted Revenue Reconciliation Act of 1993 which generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers in any taxable year. This provision will generally be effective for the Company's tax year beginning January 1, 1994. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. One such requirement is that the performance-based compensation plans adopted by a company be submitted to its stockholders for approval. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the new statute. It is expected that the stockholders will be presented with proposals relating to performance-based compensation plans at the Annual Meeting of Stockholders to be held in 1995.

     The Committee believes that the cumulative total return to the Company's stockholders of 183% since the date that the Company's present Chairman of the Board and Chief Executive Officer became a member of the Board of Directors demonstrates that the Company's compensation approach has been appropriate. The cumulative total return to the Company's stockholders since October 12, 1990 is set forth in the graph below.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  FROM OCTOBER 12, 1990 TO DECEMBER 31, 1993*
               BALLY MANUFACTURING CORPORATION, S&P 500 INDEX AND
             DOW JONES ENTERTAINMENT & LEISURE INDUSTRY GROUP INDEX

                                                                      DJ-Entertain-
      Measurement Period                                               ment & Lei-
    (Fiscal Year Covered)                 BALLY          S&P 500          sure
10/12/90                                   100             100             100
12/31/90                                    71             111             117
12/31/91                                   175             144             145
12/31/92                                   260             155             181
12/31/93                                   280             165             230

* Assumes $100 Invested on October 12, 1990 in Bally Common Stock, the S&P 500 and the DJ Entertainment & Leisure Industry Group. Total return assumes reinvestment of dividends.


                             COMPENSATION COMMITTEE
                            E.M. HALKYARD, CHAIRMAN
                                 P.L. O'MALLEY
                                  R.J. MARANO

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               BALLY MANUFACTURING CORPORATION, S&P 500 INDEX AND
             DOW JONES ENTERTAINMENT & LEISURE INDUSTRY GROUP INDEX

                                                                      DJ-Entertain-
      Measurement Period                                               ment & Lei-
    (Fiscal Year Covered)                 BALLY          S&P 500          sure
12/31/88                                   100             100             100
12/31/89                                    70             130             140
12/31/90                                    10             128             120
12/31/91                                    35             170             150
12/31/92                                    40             170             175
12/31/93                                    45             190             235

* Assumes $100 invested on January 1, 1989 in Bally Common Stock, the S&P 500 and the DJ Entertainment & Leisure Industry Group. Total return assumes reinvestment of dividends.

               PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF
                   INCORPORATION TO CHANGE THE COMPANY'S NAME

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to change the name of Bally Manufacturing Corporation to Bally Entertainment Corporation. The name change is being made so that the Company's name will more accurately describe its ongoing business activities (which do not include any manufacturing operations) through the use of the broader descriptive term "entertainment."

     The Board of Directors has approved this proposed amendment to the Company's Restated Certificate of Incorporation and is submitting the following resolution for adoption by the Company's stockholders at the Annual Meeting:

          RESOLVED, that Article First of the Company's Restated Certificate of Incorporation shall be amended by striking out Article First in its entirety and inserting in lieu thereof the following:

          "FIRST: The name of the Corporation is Bally Entertainment
     Corporation."

     The affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock is required for adoption of this proposed amendment to the Company's Restated Certificate of Incorporation. If the proposed amendment is adopted by the Company's stockholders, such amendment will become effective on the date a certificate of amendment is filed with the Secretary of State of the State of Delaware, the Company's state of incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM BALLY MANUFACTURING CORPORATION TO BALLY ENTERTAINMENT CORPORATION.

                  APPROVAL OF THE COMPANY'S 1993 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN

     On October 13, 1993, the Board of Directors of the Company adopted the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), subject to approval by the stockholders of the Company.

     The Directors' Plan is intended to encourage non-employee directors of the Company to acquire or increase their ownership of Common Stock on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. The Directors' Plan provides for the granting of non-qualified stock options to purchase an aggregate of 120,000 shares of the Common Stock to current and future non-employee directors of the Company. As of October 13, 1993, the non-employee directors eligible to receive stock options under the Directors' Plan were George N. Aronoff, Barrie K. Brunet, Edwin M. Halkyard, J. Kenneth Looloian, Rocco J. Marano, Patrick L. O'Malley, James M. Rochford and a former director who is now deceased.

     The complete text of the Directors' Plan is attached as Exhibit A to this Proxy Statement. The following summary of the Directors' Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

     Each of the directors identified above as being eligible to receive stock options under the Directors' Plan was granted an option on October 13, 1993, subject to stockholder approval of the Directors' Plan, to purchase 5,000 shares of Common Stock. On October 13, 1995, each such director who is still a director on that date will be granted an option to purchase an additional 5,000 shares of Common Stock. Each director who joins the Board of Directors after the Directors' Plan was originally adopted will be granted on the first business day following the first day of his term, an option to purchase 5,000 shares of Common Stock. On the second anniversary of that date, such director, if he is still a director on that date, will be granted an Option to purchase an additional 5,000 shares of Common Stock. If the number of shares available to grant under the Directors' Plan on a scheduled date of grant is insufficient to make all the grants, then each eligible director will receive an option to purchase a pro rata number of the available shares.

     The option price per share for options granted on October 13, 1993 was $9.50 (the fair market value of the Common Stock on such date) and the option price per share for later grants will be the fair market value of the shares of Common Stock on the date of grant. Under the Directors' Plan, fair market value is generally the closing price of the Common Stock on the New York Stock Exchange on the last business day prior to the date on which the value is to be determined.

     The options granted under the Directors' Plan will be exercisable for a term of 10 years from the date of grant, subject to earlier termination, and may be exercised as follows: one-third after one year from the date of grant, two-thirds after two years from the date of grant and 100% after three years from the date of grant.

     In the event that a director ceases to be a member of the Board of Directors (other than by reason of death or disability), an option may be exercised by the director (to the extent the director was entitled to do so at the time he ceased to be a member of the Board of Directors) at any time within the later of (i) three months after he ceases to be a member of the Board of Directors and (ii) nine months after the most recent grant of an option to such director under the Directors' Plan, but not beyond the term of the option. If the director dies or becomes disabled while he is a member of the Board of Directors, an option may be exercised in full by a legatee of the director under his will, or by him or his personal representative or distributees, as the case may be, at any time within 12 months after his death or disability, but not beyond the term of the option; provided, that in the event of disability, an option may not be exercised prior to the six-month anniversary of the date the option was granted. If a director, following the termination of his directorship, dies within the later of (i) three months after he ceases to be a member of the Board of Directors and (ii) nine months after the most recent grant of an option to such director under the Directors' Plan, an option may be exercised (to the extent the director was entitled to do so at the time he ceased to be a member of the Board of Directors) by a legatee of the director under his will, or by his personal representative or distributees, as the case may be, at any time within 12 months after his death, but not beyond the term of the option.

     Options granted under the Directors' Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the Common Stock. Options will not be transferable other than by will or pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order, and will be exercisable during the lifetime of an option holder only by such holder or his personal representative in the event of disability.

     Upon a "change in control" of the Company (as defined in the Directors'
Plan), each option granted under the Directors' Plan will terminate on the later of (i) 90 days after the occurrence of the "change in control" and (ii) seven months following the date of grant of each option, and an option holder will have the right, commencing at least five days prior to the "change in control" and subject to any other limitation on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full, to the extent they previously have not been exercised.

     The Directors' Plan will terminate on October 13, 1998 and options may not be granted under the Directors' Plan after that date although the terms of any option may be amended in accordance with the Directors' Plan at any date prior to the end of the term of that option. Any options outstanding at the time of termination of the Directors' Plan will continue in full force and effect according to the terms and conditions of the option and the Directors' Plan.

     The Directors' Plan may be amended by the Board of Directors, provided that stockholder approval will be necessary if required under Rule 16b-3 ("Rule 16b-3") of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and no amendment may impair any of the rights of any holder of an option previously granted under the Directors' Plan without the holder's consent, and provided that certain provisions of the Directors' Plan may not be amended more than once every six months.

     The Directors' Plan will be administered by the Compensation Committee. The principal terms of the option grants are fixed in the Directors' Plan. Therefore, the Compensation Committee will have no discretion to select which directors receive options, the number of shares of Common Stock included in any grant, or the exercise price of options.

FEDERAL INCOME TAX CONSEQUENCES

     The issuance of a non-qualified stock option under the Directors' Plan will not result in any taxable income to the recipient director or a tax deduction to the Company at the time it is granted. Generally, a director to whom a non-qualified stock option has been granted will recognize ordinary income on the first date following the date the director exercises the option on which the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture. On that date, the director will recognize income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date the shares of Common Stock first become transferable or are no longer subject to forfeiture over the option price. For tax purposes, the Common Stock is considered to be non-transferable and subject to a substantial risk of forfeiture as long as the sale of the shares could subject the director to suit under the "short swing profit" rules pursuant to Section 16 ("Section 16") of the Exchange Act.

     Alternatively, if the director so elects, he will recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restrictions) on the date of exercise over the option price.

     The Company is entitled to a tax deduction corresponding to the amount of income recognized by the director as a result of the exercise of an option for the year in which the director recognizes such income for federal income tax purposes.

     Under the Section 16 regulations, a director may generally exercise an option and sell the underlying stock immediately without subjecting himself to suit under the "short swing profit" provisions as long as he has held the option and/or the underlying Common Stock for an aggregate of six months. If the director exercises a stock option within the first six months following the date of grant, then (except in certain cases involving death or incompetence), taxation will be deferred and the amount of income will be measured six months following the date of grant (unless the director elects to be taxed on the date of exercise) because the sale of the underlying Common Stock before this date could subject the director to suit under the "short swing profit" provisions.

NEW PLAN BENEFITS

     The table below sets forth the benefits that will be received by the non-employee directors if the Directors' Plan is approved by the stockholders. Only non-employee directors will receive stock options under the Directors' Plan.

                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

NAME AND POSITION                                               DOLLAR VALUE ($)     NUMBER OF UNITS
- -----------------                                               ----------------     ---------------
Non-employee directors as a group (8 persons).................        (a)                40,000

- ---------------
(a) All options granted under the Directors' Plan have been granted at the exercise price of $9.50 per share (the fair market value of a share of Common Stock on the date of grant). The actual value, if any, that a non-employee director may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. As of March 1, 1994, the closing price of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape was $8.625.


     The affirmative vote of the holders of a majority of the votes entitled to vote and present in person or by proxy at the Annual Meeting of Stockholders is required for approval of the Directors' Plan.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTORS' PLAN.

                       APPROVAL OF THE COMPANY'S EMPLOYEE
                              STOCK PURCHASE PLAN

     On December 8, 1993, the Board of Directors of the Company adopted, subject to the approval of stockholders, the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan").

     The Stock Purchase Plan is intended to encourage ownership of Common Stock by eligible employees of the Company and its subsidiaries, to encourage their continued employment with the Company and to provide them with additional incentives to promote the success of the Company. Except as discussed below, eligible employees are employees who have been employed by the Company or any of its subsidiaries for at least 12 consecutive months as of the commencement date of an offering under the Stock Purchase Plan and who customarily work more than 20 hours per week and more than five months per calendar year.

     The complete text of the Stock Purchase Plan, which is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), is attached as Exhibit B to this Proxy Statement. The following summary of the Stock Purchase Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit B.

     The Stock Purchase Plan authorizes the Compensation Committee to grant options to purchase Common Stock to eligible employees pursuant to one or more offerings to be made under the Stock Purchase Plan. The Compensation Committee administers the Stock Purchase Plan and, subject to the provisions of the Stock Purchase Plan, has sole discretion to determine when offerings will be made under the Stock Purchase Plan, the number of shares of Common Stock to be made available in any offering, and the terms and conditions of any offering. Unless the Compensation Committee determines otherwise, the Stock Purchase Plan will be implemented by up to 20 consecutive six-month offerings. The first offering under the Stock Purchase Plan will commence on July 1, 1994 and terminate on December 31, 1994. Thereafter, offerings shall commence on each subsequent January 1 or July 1 and terminate on the following June 30 and December 31, respectively, of such year until the Plan is terminated or no additional shares of Common Stock are available for purchase under the Stock Purchase Plan.

     The Compensation Committee may exclude the employees of any specific subsidiary from any offering made under the Stock Purchase Plan and may determine not to include certain highly compensated employees from any particular offering. In addition, no option may be granted to an employee who, immediately after the option is granted, owns five percent or more of the value or voting power of all classes of stock of the Company or its parent, if any, or subsidiary corporations, after taking into account certain attribution rules. Subject to these provisions, all eligible employees must be given the right to participate in any offering made under the Stock Purchase Plan. There are 200,000 shares of Common Stock reserved for issuance under the Stock Purchase Plan.

     Prior to any offering made under the Stock Purchase Plan, the Company will grant to each eligible employee the right to become a participant in the Stock Purchase Plan. Each person electing to participate in the Stock Purchase Plan must execute and deliver to the Company a subscription agreement which indicates the amount to be deducted from the participant's paycheck for each payroll period during the period during which installment payments for shares pursuant to options granted pursuant to an offering made under the Stock Purchase Plan shall be made (the "Purchase Period"). An employee shall thereafter be deemed to be a participant in the Stock Purchase Plan for each subsequent offering until the employee withdraws from the Stock Purchase Plan. Employees may elect to subscribe for options to purchase shares of Common Stock for an aggregate purchase price up to 10 percent of their eligible compensation during the Purchase Period applicable to a particular offering. No employee will be entitled to subscribe or receive options to purchase shares of Common Stock with an aggregate fair market value of more than $25,000 in any one calendar year (determined on the date the options are granted).

     On the date on which a particular offering begins, eligible employees who have previously elected to participate in the Stock Purchase Plan will automatically be granted, subject to certain limitations set forth in the Stock Purchase Plan, an option to purchase the number of full shares of Common Stock which his accumulated payroll deductions will purchase as of the date such offering terminates. Unless the Compensation Committee determines to set a higher price, the option price will equal the lesser of 85% of the fair market value of the Common Stock on the date on which a particular offering begins or 85% of the fair market value of the Common Stock on the date on which such offering terminates. Under the Stock Purchase Plan, fair market value is generally the closing price of the Common Stock on the New York Stock Exchange on the last business day prior to the date the value is to be determined. Payment of the exercise price of any option granted pursuant to the Stock Purchase Plan shall be made in installments, through payroll deductions, with no right of prepayment. These options, to the extent they remain outstanding, will be automatically exercised as of the date on which a particular offering terminates.

     Subject to certain limitations set forth in the Stock Purchase Plan, an employee is permitted, at any time prior to the end of the Purchase Period applicable to such offering, to terminate or reduce his payroll deductions, to reduce his options to purchase or to withdraw all or part of the amount in his account, without interest. Upon the termination of the employee's employment with the Company prior to the last day of the Purchase Period for any reason other than death or retirement, the employee's only right will be to receive the amount of cash then in his account, without interest.

     The Stock Purchase Plan also contains provisions governing the rights and privileges of employees or their representatives in the event of retirement, lay-off, disability, death or other occurrences.

     Options granted under the Stock Purchase Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend or other similar event affecting the Common Stock. Options will not be transferable, other than by will or the laws of descent and distribution or, if permitted pursuant to the Code and the regulations thereunder without affecting the option's qualification under Code
Section 423, pursuant to a qualified domestic relations order, and an option may be exercised, during the lifetime of the holder of the option, only by him, or his personal representative in the event of disability.

     Upon a "change in control" of the Company (as defined in the Stock Purchase
Plan), the Board of Directors may, in its sole discretion, determine to terminate the Purchase Period of any offering made under the Stock Purchase Plan as of the last day of the month during which such "change in control" occurs.

     The Stock Purchase Plan will terminate on June 30, 2004, and an option shall not be granted under the plan after such date. Any options outstanding at the time of termination of the Stock Purchase Plan will continue in full force and effect according to the terms and conditions of the Stock Purchase Plan.

     The Stock Purchase Plan may be amended at any time and from time to time by the Board of Directors, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 423 of the Code or Rule 16b-3 would be required.

FEDERAL INCOME TAX CONSEQUENCES

     Under Section 423(a) of the Code, the transfer of a share of stock to an employee pursuant to the Stock Purchase Plan will be entitled to the benefits of
Section 421(a) of the Code. Under that Section, an employee will not be required to recognize income at the time the option is granted or at the time the option is exercised. If, as currently contemplated by the Stock Purchase Plan, the option price applicable to any offering made under the Stock Purchase Plan is less than the fair market value of the Common Stock on the date of grant, then, provided the holding periods described below are met, upon the disposition of the shares of Common Stock by the employee (or in the event of the death of the employee while owning such Common Stock whether or not the holding period requirements are met), the employee will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for the Common Stock (i.e., the option price); or (ii) the excess of the fair market value of the Common Stock on the date the option is granted over the option price (determined as of the date the option is granted). The amount recognized as ordinary compensation income will increase the employee's basis in such shares. Any additional gain or any loss resulting from the disposition will be taxed as long-term capital gain or loss. The Company will not be entitled to any deduction with respect to the Stock Purchase Plan, except in connection with a disqualifying disposition as discussed below.

     In order for an employee to receive the favorable tax treatment provided in
Section 421(a) of the Code, Section 423(a) requires that the employee make no disposition of the Common Stock within two years from the date the option was granted nor within one year from the date the option was exercised and the Common Stock transferred to him. If an employee disposes of Common Stock acquired pursuant to the Stock Purchase Plan before the expiration of these holding period requirements, the employee will recognize, at the time of the disposition, ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date the Common Stock was purchased (i.e., the date the option was exercised) over the option price. Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of the disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed, unless the employee elects to be taxed immediately. In addition, the amount of income recognized will be the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise). (See "Approval of the Company's 1993 Non-Employee Directors' Stock Option
Plan -- Federal Income Tax Consequences" above for a discussion of when the sale of stock received pursuant to the exercise of a stock option could subject an insider to suit for "short swing profit.") The amount recognized as ordinary compensation income will increase the employee's tax basis in such shares. Any gain or loss resulting from the disposition (i.e., the difference between the amount received by the employee and the employee's basis in the transferred shares) will be taxed as capital gain or loss. At the time of the disposition, the Company would be allowed a deduction equal to the amount included in the employee's income as ordinary compensation income.

     The affirmative vote of the holders of a majority of the votes entitled to vote and present in person or by proxy at the Annual Meeting of Stockholders is required for approval of the Stock Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN.

                      PROPOSED AMENDMENT TO THE COMPANY'S
                              1989 INCENTIVE PLAN

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the 1989 Incentive Plan of Bally Manufacturing Corporation (the "Incentive Plan") to increase the number of shares of Common Stock reserved for use upon the exercise of awards to be granted from time to time under the Incentive Plan to an aggregate of 6,022,000 shares. The current number of shares of Common Stock reserved in connection with the Incentive Plan is 4,000,000.

     The Board of Directors has also adopted, subject to stockholder approval, an additional amendment which would limit the number of options, stock appreciation rights ("SARs") or options in tandem with SARs that may be granted during any one calendar year to the Company's chief executive officer and certain other highly compensated executives of the Company. The amendment states that no such executive officer may be granted options, SARs or options in tandem with SARs to acquire more than 1,000,000 shares of Common Stock during any one calendar year.

     The amendment relating to the number of shares of Common Stock reserved is proposed and was adopted by the Board of Directors in the belief that the Incentive Plan is accomplishing its goal of providing additional incentive to persons who can contribute significantly to the success of the business of the Company and that the Company should be in a position to continue to make grants. During 1993, the Company granted stock options pursuant to the Incentive Plan, subject to stockholder approval of the amendment, as follows: Mr. Goldberg, options to purchase 450,000 shares; Mr. Hillman, options to purchase 100,000 shares; Mr. Barr, options to purchase 50,000 shares; Mr. Lucci, options to purchase 75,000 shares; Mr. Conover, options to purchase 10,000 shares; all current executive officers as a group, options to purchase 711,500 shares; and all employees, including current officers who are not executive officers, as a group, options to purchase 441,000 shares. The Company anticipates making additional stock option grants or other awards in the future, thus making it necessary to amend the Incentive Plan by increasing the number of shares available under the Incentive Plan. The options granted under the Incentive Plan subject to stockholder approval have not vested. As of March 1, 1994, the closing price of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape was $8.625.

     For fiscal years of the Company commencing on or after January 1, 1994,
Section 162(m) of the Code will generally limit the Company's deduction for compensation paid to each of its five highest paid executive officers to $1 million per year, except to the extent that the compensation is "performance-based compensation." Recently proposed Treasury regulations under
Section 162(m) provide that stock options issued pursuant to a plan may not be treated as performance based compensation unless the plan is subject to stockholder approval and contains, among other things, a limitation on the number of shares that may be issued thereunder to a particular employee during a specified period. Accordingly, the Plan has been amended, subject to stockholder approval, to provide that neither the chief executive officer of the Company nor any other employee whose total compensation for a particular calendar year is required to be reported to the Company's stockholders pursuant to the Exchange Act by reason of such employee being the chief executive officer or being among the other four most highly compensated officers for such calendar year may be issued options, SARs or options in tandem with SARs to acquire more than 1,000,000 shares of Common Stock under the Incentive Plan in any one calendar year.

DESCRIPTION OF THE INCENTIVE PLAN

     On March 9, 1989, the Board of Directors of the Company adopted the Incentive Plan subject to approval by the Company's stockholders. The stockholders of the Company approved the Incentive Plan on May 4, 1989 and approved an amendment to the Incentive Plan on June 16, 1992.

     The Incentive Plan is intended to encourage ownership of the Company's Common Stock by officers and other key employees of the Company, to encourage their continued employment with the Company and to provide them with additional incentives to promote the success of the Company.

     The complete text of the Incentive Plan is attached as Exhibit C to this Proxy Statement. The following summary of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit C.

     The Incentive Plan authorizes the grant to officers and key employees of awards ("Awards") consisting of "incentive stock options," as that term is defined under the provisions of Section 422 of the Code, non-qualified stock options, SARs, stock depreciation rights ("SDRs") and restricted stock awards. There are presently 4,000,000 shares of Common Stock available for granting awards under the Incentive Plan. The Compensation Committee administers the Incentive Plan and has sole discretion to determine those employees to whom Awards will be granted, the number of Awards granted, the provisions applicable to each Award and the time periods during which Awards may be exercisable.

     The Compensation Committee may grant incentive stock options, non-qualified stock options, or a combination of the two. The exercise price of each incentive stock option may not be less than the fair market value of the Common Stock at the date of grant. Under the Incentive Plan, fair market value is generally the closing price of the Common Stock on the New York Stock Exchange on the last business day prior to the date on which the value is to be determined. Unless the Compensation Committee determines otherwise, the option price per share of any non-qualified stock option shall be the fair market value of the shares of Common Stock on the date the option is granted. The exercise price of each incentive stock option granted to any stockholder possessing more than 10% of the combined voting power of all classes of capital stock of the Company, or, if applicable, a parent or subsidiary of the Company, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.

     Options granted will be exercisable for a term of not more than 10 years from the date of grant and no option granted in tandem with an SAR will generally be exercisable during the first six months following the date of grant. In addition, no employee may be granted an incentive stock option to the extent the aggregate fair market value, as of the date of grant, of the stock with respect to which incentive stock options are first exercisable by such employee during any calendar year exceeds $100,000.

     An SAR is a right granted to an employee to receive shares of Common Stock or cash, or a combination thereof, in an amount equal to the excess of (a) the fair market value of a share of Common Stock on the date the SAR is exercised over (b) the fair market value of a share of Common Stock on the date the SAR was granted or, if granted in tandem with an option, at the discretion of the Compensation Committee, the option price of the shares subject to the option. SARs may be granted in tandem with an option or on a stand alone basis.

     Each SAR granted in tandem with an option is exercisable only to the extent the related option is exercisable. SARs granted on a stand alone basis are exercisable for a term determined by the Compensation Committee. Those SARs which are granted in tandem with incentive stock options are not exercisable unless the fair market value of the shares of Common Stock on the date of exercise exceeds the option price and in no event may the amounts paid pursuant to the SAR exceed the difference between the fair market value of the shares on the date of exercise and the option price.

     Under the terms of the Incentive Plan, an SDR is a right granted to an employee in conjunction with an option to receive a payment of shares of Common Stock or cash, or a combination thereof, equal to the excess, if any, of (a) the option price of a share of Common Stock acquired on exercise of the related option, over (b) the greater of (i) the fair market value, as of the date six months and one day after the option was exercised (or such other date as the Compensation Committee, in its discretion, shall determine), of the share of Common Stock acquired on such exercise, or (ii) if such share was sold prior to such date, the gross sales proceeds from the sale of such share of Common Stock. The Compensation Committee has discretion to determine the terms of an SDR, including, but not limited to, the determination of whether payment of the SDR will be made in cash, Common Stock, or a combination thereof. To date, the Compensation Committee has granted no SDRs pursuant to the Incentive Plan and has no present intention of making any such grants in the future.

     Restricted stock awards are rights granted by the Compensation Committee to receive shares of Common Stock subject to forfeiture and other restrictions determined by the Compensation Committee. Until the restrictions with respect to any restricted stock award lapse, the shares will be held by the Company and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the Compensation Committee, until the restrictions lapse, the shares will be forfeited if the employee's employment is terminated for any reason. Unless the Compensation Committee determines otherwise, one-fifth of the shares subject to a restricted stock award shall vest on the first anniversary of the date of grant, an additional one-fifth of the shares subject to the restricted stock award shall vest on the second anniversary of the date of grant and the balance of the shares subject to the restricted stock award shall vest on the third anniversary of the date of grant.

     The Company will make cash payments to an employee who receives an Award of restricted stock in an amount equal to the aggregate amount of federal, state and local income taxes which such employee would be required to pay as a result of the receipt or vesting of shares of Common Stock pursuant to any Award of restricted stock.

     Awards granted under the Incentive Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the Common Stock. An Award will not be transferable, other than by will or the laws of descent and distribution and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder.

     In the case of a "change in control" of the Company (as defined in the Incentive Plan), each Award granted under the Incentive Plan will terminate 90 days after the occurrence of such "change in control," but, in the event of any such termination (i) an option, SAR or SDR holder will generally have the right, commencing at least five days prior to the "change in control" and subject to any other limitation on the exercise of the option, SAR or SDR in effect on the date of exercise, to immediately exercise any options, SARs or SDRs in full to the extent they previously have not been exercised, and (ii) restricted stock awards will vest and any required cash payment will be made.

     The Incentive Plan will terminate on March 9, 1999, and Awards shall not be granted under the Incentive Plan after that date although the terms of any Award may be amended in accordance with the Incentive Plan at any date prior to the end of the term of such Award. Any Awards outstanding at the time of termination of the Incentive Plan will continue in full force and effect according to the terms and conditions of the Award and the Incentive Plan.

     The Incentive Plan may be amended by the Board of Directors, provided that stockholder approval will be necessary as required under Section 422 of the Code or Rule 16b-3, and provided, further, that no amendment may impair any rights of any holder of an Award previously granted under the Incentive Plan without the holder's consent.

     For fiscal years of the Company commencing on or after January 1, 1994,
Section 162(m) of the Code will generally limit to $1 million the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance-based". Under recently proposed Treasury regulations, and subject to certain transition rules, a stock option will, in general, qualify as "performance based" compensation if (i) it has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) it is granted under a plan that limits the number of shares for which options may be granted to a participant, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) it is granted by a compensation committee consisting solely of at least two independent directors. Awards of restricted stock, however, will not generally qualify as "performance based" compensation unless the vesting or purchase of the restricted stock is contingent upon satisfying a separate performance goal. If a stock option grant or restricted stock award to an executive referred to above is not "performance based," the amount that would otherwise be deductible by the Company in respect of such option grant or award will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1 million.

FEDERAL INCOME TAX CONSEQUENCES -- NON-QUALIFIED STOCK OPTIONS

     The issuance of a non-qualified stock option under the Incentive Plan will not result in any taxable income to the recipient employee or a tax deduction to the Company at the time of grant. Generally, an employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives shares of Common Stock in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price.

     Notwithstanding the foregoing, upon the exercise of a non-qualified stock option by a person subject to Section 16, the acquisition date of the shares of Common Stock for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the shares of Common Stock could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the recipient employee will be the excess of the fair market value of such shares of Common Stock at the end of the postponement period (rather than at the date of exercise) over the option price. (See "Approval of the Company's 1993 Non-Employee Directors' Stock Option
Plan -- Federal Income Tax Consequences" for a discussion of options and Section
16).

     The Company is entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

FEDERAL INCOME TAX CONSEQUENCES -- INCENTIVE STOCK OPTIONS

     Neither the receipt nor exercise of an incentive stock option is a taxable event to the employee, and if the recipient employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares will be long-term capital gain. In such case, the Company would not be entitled to any tax deduction with respect to the grant or exercise of the option. The difference between the fair market value of the shares of the Common Stock on the date of exercise and the option price is a tax preference item which may cause the employee to incur an alternative minimum tax in the year of exercise. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the employee receives his shares of Common Stock pursuant to the exercise of the incentive stock option. The statutory holding period for incentive stock options is waived in the event of the employee's death.

     If the shares of Common Stock are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of
(i) the difference between the option price and the fair market value of such shares on the date of exercise, or (ii) the total amount of gain realized on the sale must be reported by the employee as ordinary income and the Company would be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the employee as capital gain.

     The Revenue Reconciliation Act of 1993 increased both (i) the rate differential between ordinary income and capital gains for certain high income taxpayers and (ii) the alternative minimum tax rate for individuals.

     Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of a disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed as long as the sale of shares could subject the employee to suit for "short swing profit," unless he elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise), or (ii) the total amount of gain realized on the sale. (See "Approval of the Company's 1993 Non-Employee Directors' Stock Option
Plan -- Federal Income Tax Consequences" for a discussion of options and Section 16.)

FEDERAL INCOME TAX CONSEQUENCES -- RESTRICTED STOCK AWARDS

     Generally, an employee to whom a restricted stock award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of

Common Stock received at the time the shares first become transferable or are no longer subject to forfeiture over the purchase price, if any, paid by the employee for such Common Stock, and such amount will then be deductible for federal income tax purposes by the Company. For tax purposes, in addition to other restrictions, the Common Stock is considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the employee to suit under the "short swing profit" provisions of Section 16. Alternatively, if the recipient of a restricted stock or stock bonus award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the employee for such Common Stock, and such amount will then be deductible by the Company. In the event of the forfeiture of the Common Stock included in a restricted stock award, the employee will not be entitled to any deduction except to the extent the employee paid for such Common Stock. Upon a sale of the Common Stock included in the restricted stock award, the employee will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the employee's tax basis for such shares of Common Stock.

     Under Section 16, the grant of restricted stock award pursuant to the Incentive Plan will generally be exempt from the "short swing profit" provisions only if the Common Stock is held at least six months prior to its sale. Therefore, the taxation of a restricted stock award to a Section 16 person will generally be deferred for such six-month period unless the Section 16 person elects to be taxed immediately. The vesting of restricted stock is exempt for
Section 16 purposes.

FEDERAL INCOME TAX CONSEQUENCES -- SARS AND SDRS

     A recipient employee will not recognize taxable income upon the grant of an SAR or SDR, as the case may be. The employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount of cash and/or the then fair market value of the shares of Common Stock received upon exercise of the SAR or SDR, in the tax year in which payment is made in respect of an SAR or SDR, and the Company will normally be entitled to a tax deduction for an equivalent amount for the same year. However, if a Section 16 person receives shares of Common Stock upon the exercise of an SAR or SDR, the acquisition date of the shares of Common Stock for federal income tax purposes, and the time and measurement of recognition of income, will be postponed as long as a sale of the shares of Common Stock could subject the employee to suit under the "short swing profit" provisions of Section 16, unless the employee elects to be taxed on the date he receives the shares of Common Stock. Generally, under the Section 16 regulations, the sale of shares of Common Stock within six months following exercise of an SAR or SDR paid in shares of Common Stock will generally not subject the Section 16 person to a suit under the "short swing profit" provisions of Section 16 assuming the aggregate holding period of the SAR or SDR and any underlying shares of Common Stock is at least six months. In the event taxation is postponed, the amount of income recognized by the employee will be the fair market value of such shares of Common Stock at the end of the postponement period.

FEDERAL INCOME TAX CONSEQUENCES -- CASH GROSS-UP PAYMENTS

     Any cash payment received in conjunction with an Award of restricted stock under the Incentive Plan will be taxed to the employee as ordinary income at the time he receives it, and the Company will be entitled, subject to the limitations of Section 280G of the Code, to a corresponding tax deduction at such time.

NEW PLAN BENEFITS

     The table below sets forth, for each of the Executive Officers named in the Summary Compensation Table and the groups identified below, information regarding the benefits granted by the Board of Directors subject to approval by the stockholders.

                               THE INCENTIVE PLAN

                    NAME AND POSITION                       DOLLAR VALUE($)         NUMBER OF UNITS
                    -----------------                       ---------------         ---------------
Arthur M. Goldberg
  Chairman of the Board of Directors, Chief Executive
  Officer and President of the Company....................        (a)                   450,000
Lee S. Hillman
  Executive Vice President, Chief Financial Officer and
  Treasurer of the Company................................        (a)                   100,000
Wallace R. Barr
  Executive Vice President and Chief Operating Officer of
  Bally's Casino Holdings, Inc., President and Chief
  Operating Officer of Bally's Park Place, Inc., President
  and Chief Operating Officer of GNAC, CORP. and President
  of Bally's Tunica, Inc..................................        (a)                    50,000
Michael G. Lucci, Sr.
  President and Chief Operating Officer of Bally's Health
  & Tennis Corporation....................................        (a)                    75,000
Robert G. Conover
  Vice President, Management Information Systems and Chief
  Information Officer of the Company......................        (a)                    10,000
Executive Group...........................................        (a)                   711,500
Non-Executive Director Group..............................        --                         --
Non-Executive Officer
  Employee Group..........................................        (a)                   441,000

- ---------------
(a) All options granted under the Incentive Plan, and subject to stockholder approval, have been granted at the exercise price of $9.625 per share (the fair market value of a share of Common Stock on the date of grant). The actual value, if any, that a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. As of March 1, 1994, the closing price of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape was $8.625.


     The affirmative vote of the holders of a majority of the votes entitled to vote and present in person or by proxy at the Annual Meeting of Stockholders is required for adoption of the amendment to the Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

           STOCKHOLDER PROPOSAL REGARDING THE LONG-TERM COMPENSATION
            AWARDS PORTION OF THE COMPENSATION OF EXECUTIVE OFFICERS

     An individual stockholder has notified the Company of his intention to introduce the proposal set forth below for consideration and action by the stockholders at the Annual Meeting. The name and address of the proponent and the number of shares of Common Stock he holds will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request to Carol Stone DePaul, Secretary, Bally Manufacturing Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, telephone (312) 399-1300. The proposed resolution and statement of reasons were provided by the proponent. The affirmative vote of the holders of a majority of the votes entitled to vote and present in person or by proxy at the Annual Meeting of Stockholders is required for approval of the proposal.

          "RESOLVED, that the shareholders recommend that the Board take the necessary steps to revise the Long-Term Compensation Awards portion of the Compensation of Executive Officers to provide that such Long-Term Compensation may not exceed one-half of one percent of the Company's net income for the year, and that it be eliminated in any year in which the Company reduces or omits a dividend on its Common Stock."

     The statement made in support of this proposal is as follows:

          "The summary compensation table of the annual report indicates that members of senior management have up to five different categories of compensation: salary, bonus, other annual compensation, long-term compensation awards, and all other compensation. At a time when shareholders have suffered under a substantial subpar 5 year performance level of the total cumulative return on investment, senior management continues to receive extraordinarily high levels of compensation relative to shareholder return. During the current period of financial sacrifice where the shareholders are no longer receiving the small dividend paid for many years, the Executive Officers should share in the financial sacrifices necessary to rebuild the financial strength of the Company."

          "The resolution proposed is a part of at least one other large corporation's Long-Term Incentive Plan (i.e., Con Edison)."

          "If you AGREE, please mark your proxy FOR this resolution."

BOARD OF DIRECTORS RESPONSE TO STOCKHOLDER PROPOSAL

     Based upon its review of the foregoing proposal and statement of support, it is the Company's belief that the proponent asserts that cash payments to executive officers should be limited when the Company is not paying dividends. The Company believes that the proposal, if adopted by the stockholders, would not accomplish the proponent's intended purpose. While the proposal states that executive officers receive five different categories of compensation, the Company notes that the number and specific categories of compensation set forth in the proxy statement are dictated by the rules of the Securities and Exchange Commission and do not necessarily reflect the Company's view. THE LONG-TERM COMPENSATION CATEGORY FROM THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS HELD ON MAY 5, 1993 UPON WHICH THE PROPONENT FOCUSES, AS WELL AS THE LONG-TERM COMPENSATION CATEGORY INCLUDED IN THIS PROXY STATEMENT, ARE COMPRISED ENTIRELY OF GRANTS OF OPTIONS TO PURCHASE SHARES OF COMMON STOCK AND DO NOT INCLUDE ANY CASH PAYMENTS. It is the view of the Compensation Committee that one of the best incentives executive officers can be given to increase stockholder value is the award of stock options. This is consistent with the Company's philosophy regarding compensation which is set forth in the Compensation Committee's report which appears earlier in this Proxy Statement. Such awards have the added benefit to the Company of not requiring any cash payments. With respect to management's performance, refer to the graph on page 15 which summarizes the Company's performance from October 12, 1990, through December 31, 1993 (i.e., a 183% cumulative return to stockholders).

     For the reasons set forth above, the Board of Directors opposes the foregoing stockholder proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                               LEGAL PROCEEDINGS

     Several purported derivative actions against the Company and certain of its current and former directors, originally filed in December 1990 and January 1991, have been consolidated under the caption In re: BALLY MANUFACTURING CORPORATION SHAREHOLDERS LITIGATION in the Court of Chancery of the State of Delaware, New Castle County. The consolidated complaint alleges, among other things, breach of fiduciary duty, corporate mismanagement, and waste of corporate assets in connection with certain actions including, among other things, payment of compensation, certain acquisitions by the Company, the dissemination of allegedly materially false and misleading information, the proposed restructuring of the Company's debt, and a subsidiary's allegedly discriminatory practices. The plaintiffs seek, among other things, (i) injunctions against payment of certain termination compensation benefits and implementation of the proposed restructuring plan, (ii) rescission of consummated transactions and a declaration that the complained of transactions are null and void, (iii) an accounting by individual defendants of damages to the Company and benefits received by such defendants, (iv) the appointment of a representative to negotiate on behalf of the stockholders in connection with any proposed restructuring, and (v) costs and disbursements, including a reasonable allowance for the fees and expenses of plaintiffs' attorneys, accountants and experts.

                          TRANSACTIONS WITH MANAGEMENT

ARRANGEMENTS WITH MR. GILLMAN

     The Company, Park Place and Mr. Richard Gillman, the former President and Chief Operating Officer of the Company, entered into an employment agreement (the "Gillman Employment Agreement") effective as of July l, 1991 for a three-year term at an annual base salary of $2,200,000, plus bonuses, payable at the discretion of the Compensation Committee. A previous employment agreement among Mr. Gillman, Bally's Park Place, Inc. and Bally's Grand -- Atlantic City established Mr. Gillman's participation in a supplemental executive retirement plan with terms similar to the Park Place SERP (the "Gillman SERP"). Mr. Gillman was entitled to receive an annual benefit under the Gillman SERP equal to 3.33% of Average Compensation for each year of service up to 17 years of service, reduced by benefits payable after retirement from the Park Place profit sharing plan (not including amounts attributable to contributions made by Mr. Gillman or on his behalf through salary reduction), Social Security and other retirement or contractual compensation arrangements with the Company or its affiliates. Benefits under the Gillman SERP were payable to Mr. Gillman on retirement commencing at any time after age 55. Mr. Gillman would have been eligible to receive those benefits if he had retired upon expiration of his prior employment agreement on December 31, 1990. Instead, he agreed to enter into the Gillman Employment Agreement and release all of his rights and those of his estate under the Gillman SERP in exchange for Park Place agreeing to pay Mr. Gillman a discounted value of the Gillman SERP benefits over a five-year period. In accordance with that agreement, Mr. Gillman received a payment of $2 million in 1991 and payments totalling $7 million in 1992, leaving approximately $18.6 million unpaid.

     On January 8, 1993, the Company, Park Place and Mr. Gillman entered into a Retirement and Separation Agreement (the "Retirement Agreement"). Pursuant to the terms of the Retirement Agreement, Mr. Gillman agreed to retire and resign from all of his positions of employment with the Company and its subsidiaries including Park Place, to the termination of the Gillman Employment Agreement and to a covenant not-to-compete. The Company and Park Place agreed to pay $1 million in exchange for all other benefits and payments (including salary and bonus) otherwise provided to Mr. Gillman under the Gillman Employment Agreement and $13.5 million in lieu of the remaining aforementioned $18.6 million due to Mr. Gillman under the Gillman Employment Agreement. The Company also agreed to the immediate vesting of stock options to purchase 666,666 shares of Common Stock previously granted to Mr. Gillman. The Company also gave Mr. Gillman title to an automobile provided by the Company and used by Mr. Gillman during his employment. In addition, the Company agreed to provide Mr. Gillman with 12 months of medical and health insurance benefits in lieu of "COBRA" entitlements. In connection with the Retirement Agreement, the Company, Park Place and Mr. Gillman also executed general releases from liability in respect of each other.

ARRANGEMENTS WITH MR. WILDMAN

     Pursuant to the agreements by which all of the outstanding capital stock of Health & Tennis Corporation of America ("HTCA") was acquired by BHTC, an indirect wholly owned subsidiary of the Company, in April 1983, Mr. Wildman entered into employment contracts with HTCA expiring December 31, 1987 (which term was originally extended for three years through 1990 and later extended through 1993). As of January 1, 1990, the employment agreement of Mr. Wildman provided for him to receive an annual base salary of $500,000 for the years 1990 through 1993. Pursuant to such agreement, Mr. Wildman was to also receive incentive compensation for each year equal to (i) $24,000 for each 1% over 50% of the annual goal for pre-tax profit achieved by BHTC and (ii) an additional $16,000 for each 1% over 50% of the annual goal for cash flow achieved by BHTC. The annual goal for pre-tax profit (as defined in the employment agreement) achieved was $120.2 million and $132.3 million, and the annual goal for cash flow (as defined in the employment agreement) achieved was $111.3 million and $122.4 million for 1992 and 1993, respectively. Mr. Wildman's agreement also provided for participation in BHTC's other executive benefit plans. Previously, Mr. Wildman agreed to receive a bonus at the discretion of the Board of Directors of BHTC in lieu of his formula incentive compensation for 1991.

     As of September 30, 1993, BHTC and Mr. Wildman entered into a Consulting Agreement (the "Consulting Agreement"). Pursuant to the terms of the Consulting Agreement, Mr. Wildman and BHTC agreed that the Employment Agreement dated April 6, 1983, as extended and amended, by and between HTCA and Mr. Wildman had, as of October 1, 1993, been terminated with neither party having any further obligations pursuant thereto. Pursuant to the terms of the Consulting Agreement, Mr. Wildman resigned from his employment with BHTC and all of its subsidiaries as of September 30, 1993 and agreed to a covenant not-to-compete. BHTC agreed to engage Mr. Wildman as a consultant for a period of one year, ending on September 30, 1994; however, the term may be extended for additional one-year periods, upon the same terms and conditions, by the written agreement of Mr. Wildman and BHTC. For Mr. Wildman's services pursuant to the Consulting Agreement, BHTC agreed to pay Mr. Wildman the sum of $250,000 per year and agreed to continue to make the monthly lease payments through February 1994 on the automobile previously provided by BHTC to Mr. Wildman. Consulting fees paid to Mr. Wildman in 1993 totalled $68,269.

OTHER TRANSACTIONS WITH MANAGEMENT

     Mr. Wildman and Mr. Lucci have interests in real estate, or entities owning real estate, that are leased to HTCA for fitness centers. Mr. Wildman's interests range from approximately 17% to 50% in eight locations, while Mr. Lucci has interests which range from approximately 17% to 25% in four of the eight locations. Mr. Wildman's interests are held by Mr. Wildman individually or by the Wildman Family Trust, of which Mr. Wildman is sole trustee and in which he has a two-thirds beneficial interest. These arrangements were created prior to the Company's acquisition of HTCA. The Company believes that the terms of these leases are at least as favorable to the Company as those which could be obtained from unrelated parties. In 1993, payments by HTCA under these leases totalled approximately $1,616,000, of which $1,079,000 was made under leases in which Mr. Lucci had an ownership interest.

     In 1981, prior to the Company's acquisition of HTCA, Mr. Wildman acquired 12.5% of the outstanding stock of H.I. Holding Corp. ("Holding") which, through subsidiaries, presently owns or controls fitness centers in various locations in the United States. Certain HTCA subsidiaries operate, as of December 31, 1993, 14 of these fitness centers under agreements with various subsidiaries of Holding and pay fees and building rentals to these Holding subsidiaries while retaining all revenue generated by these centers. The aggregate amount of such rentals and fees paid by HTCA subsidiaries was approximately $919,000 in 1993. The Company believes that the terms of these agreements are at least as favorable to the Company as those which could be obtained from unrelated parties.

     In 1993, the Company reimbursed Di Giorgio Corporation approximately $224,000 for certain indirect administrative expenses. The amount of the reimbursement is intended to replace the portion of such expenses directly benefiting the Company. Mr. Goldberg is the beneficial owner of approximately 50% of the voting securities of Di Giorgio Corporation. A partnership in which Messrs. Goldberg, Lucci and Wildman are each 20% limited partners purchased a facility in Texas from the Federal Deposit Insurance Company. BHTC leases this facility for one of its fitness centers. The rent paid by BHTC did not change as a result of this transfer and, until August 1993, was approximately $58,000 per month. Pursuant to the lease for this facility, in August 1993 the rent was increased to approximately $67,000 per month and is subject to additional 15% increases at five and ten year intervals. During 1993, BHTC paid approximately $2,700,000 for goods and services from two companies which employed a relative of Mr. Hillman. Based on BHTC's receipt of competitive bids for similar items, BHTC believes that the terms of these arrangements are at least as favorable to BHTC as those which could be obtained from unrelated parties. During 1993, the law firm of Benesch, Friedlander, Coplan & Aronoff rendered legal services to the Company and its subsidiaries. Mr. Aronoff, a director of the Company, is a partner in this law firm. The Company plans to retain this firm during the current year.

                                    AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of Ernst & Young as the Company's independent auditors for 1994. Representatives of Ernst & Young, the Company's independent auditors, will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     In addition to the matters described above, there will be an address by the Chairman of the Board of Directors and a general discussion period during which stockholders will have an opportunity to ask questions.

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

                            EXPENSE OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company. The Company has retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, to assist in the soliciting of proxies and will pay that firm a fee of $10,000, plus out-of-pocket expenses for such services. The Company will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of stock.

               STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

     The date by which stockholder proposals for inclusion in the proxy materials relating to the next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, Attention: Carol Stone DePaul, Secretary, Bally Manufacturing Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, is November 30, 1994.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to stockholders for the year 1993, which contains consolidated financial statements of the Company, was previously sent or is being sent simultaneously to stockholders as of the record date. The Company will provide to any stockholder as of the record date who so requests in writing, copies of its Annual Report on Form 10-K, and, if specifically requested, the financial statement schedules and exhibits thereto. Requests for such copies should be directed to Carol Stone DePaul, Secretary, Bally Manufacturing Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                          By Order of the Board of Directors,

                                          CAROL STONE DE PAUL
                                          Secretary

Chicago, Illinois
March 30, 1994

                           PLEASE DATE AND SIGN YOUR
                       PROXY CARD AND RETURN IT PROMPTLY
                      USING THE ENCLOSED RETURN ENVELOPE.

                                                                       EXHIBIT A

                          1993 NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN OF
                        BALLY MANUFACTURING CORPORATION

     1. PURPOSE OF THE PLAN. This 1993 Non-Employee Directors' Stock Option Plan of Bally Manufacturing Corporation adopted on this 13th day of October, 1993, is intended to encourage directors of the Company who are not officers or key employees of the Company or any of its subsidiaries to acquire or increase their ownership of common stock of the Company. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

          2.1 "BOARD" means the Board of Directors of Bally Manufacturing Corporation.

          2.2 "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board); provided, that, without limitation, such a change in control shall be deemed to have occurred if:

             (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

             (b) During any period of two (2) consecutive years (not including any period prior to the date the Plan is adopted by the Board) there shall cease to be a majority of the Board comprised of Continuing Directors; or

             (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          2.3 "CODE" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.4 "COMMITTEE" means the Compensation and Stock Option Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

          2.5 "COMPANY" means Bally Manufacturing Corporation.

          2.6 "CONTINUING DIRECTORS" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

          2.7 "DIRECTORS" means directors who serve on the Board and who are not officers or key employees of the Company or any of its 50% or more direct or indirect subsidiaries.

          2.8 "EFFECTIVE DATE" means October 13, 1993.

          2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

          2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may be amended or replaced.

          2.11 "FAIR MARKET VALUE" means with respect to the Shares, the closing price of the Shares on the last business day prior to the date on which the value is to be determined on which transactions in Shares occurred, as reported on the New York Stock Exchange Composite Tape or such other source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

          2.12 "INITIAL GRANT DATE" means the first business day following the date a Director joins the Board, but only if the Director was not a Director on the Effective Date.

          2.13 "OPTION" means the right to purchase the number of Shares specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.

          2.14 "OPTION AGREEMENT" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of an Option under the Plan.

          2.15 "PLAN" means the 1993 Non-Employee Directors' Stock Option Plan of Bally Manufacturing Corporation.

          2.16 "REGULATION T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time.

          2.17 "SHARES" means shares of the Company's $.66 2/3 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

          2.18 "SUCCESSOR" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Director.

          2.19 "TERM" means the period during which a particular Option may be exercised.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of 120,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

     4. ADMINISTRATION OF THE PLAN. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5.  GRANT OF OPTIONS.

          5.1 EXISTING DIRECTORS. Each Director who is a Director on the Effective Date shall be granted an Option on such date to purchase 5,000 Shares without further action by the Board or the Committee. On the second anniversary date of the Effective Date, each such Director who is still a Director on such anniversary date shall be granted an additional Option to purchase 5,000 Shares without further action by the Board or the Committee.

          5.2 FUTURE DIRECTORS. Each Director who joins the Board after the Effective Date shall be granted an Option on the Initial Grant Date to purchase 5,000 Shares without further action by the Board or the Committee. On the second anniversary of the Initial Grant Date, if the Director is still a Director on such anniversary date, such Director shall be granted an additional Option to purchase 5,000 Shares without further action by the Board or the Committee.

          5.3 LIMITATIONS. If the number of Shares available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such Option shall be rounded down to the nearest number of whole Shares.

     6.  BASIC STOCK OPTION PROVISIONS.

          6.1 OPTION PRICE. The option price per share of any Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

          6.2 TERMS OF OPTIONS.

             (a) Options granted hereunder shall be exercisable for a Term of ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided, and

             (b) Except as otherwise provided in the Plan, prior to its expiration or termination, any Option granted hereunder may be exercised within the following time limitations:

                (i) After one (1) year from the date of grant, it may be exercised as to not more than one-third ( 1/3) of the Shares originally subject to the Option.

                (ii) After two (2) years from the date of grant, it may be exercised as to not more than an aggregate of two-thirds ( 2/3) of the Shares originally subject to the Option.

                (iii) After three (3) years from the date of grant, it may be exercised as to any part or all of the Shares originally subject to the Option.

          6.3 TERMINATION OF DIRECTORSHIP. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), then:

             (a) an Option may be exercised by the Director (to the extent that the Director was entitled to do so at the termination of his directorship) at any time within the later of (i) three (3) months after he ceases to be a member of the Board, and (ii) nine (9) months after the most recent grant of an Option to the Director pursuant to the Plan, but not beyond the Term of the Option, and

             (b) the portion of any Option that has not vested as of the date the Director ceases to be a member of the Board shall automatically terminate.

          6.4 DEATH OR DISABILITY OF DIRECTOR. If a Director dies or becomes disabled while he is a member of the Board, an Option may be exercised in full, by his Successor in the event of death, or by him or his personal representative, as the case may be, in the event of disability, at any time within twelve (12) months after he ceases to be a member of the Board on account of such death or disability, but not beyond the Term of the Option; provided, however, in the event of disability, the Option may not be exercised prior to the six month anniversary of the date the Option was granted. If a Director, following the termination of his directorship, shall die within the later of (i) three (3) months after the date he ceases to be a member of the Board, and (ii) nine (9) months after the most recent grant of an Option to the Director pursuant to the Plan, an Option may be exercised (to the extent the Director shall have been entitled to do so at the time of his death), by his Successor, at any time within twelve (12) months after his death, but not beyond the Term of the Option.

     7. EXERCISE OF RIGHTS UNDER AWARDS.

          7.1 NOTICE OF EXERCISE. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment shall be made in cash or by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Treasurer of the Company. No fractional Shares shall be issued.

          7.2 CASHLESS EXERCISE PROCEDURES. The Company, in its sole discretion, may establish procedures whereby a Director, subject to the requirements of Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company elects to establish a cashless exercise program, a Director may utilize such program but only in accordance with such administrative procedures and policies as the Company deems appropriate and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

     8. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his Option, except to the extent that one or more certificates for such Shares shall be issuable to the holder upon the due exercise of the Option and the payment in full of the purchase price therefor.

     9. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder, or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or ERISA or the rules thereunder.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current fair market value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

     11. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein or in any Option Agreement, in the case of a Change in Control of the Company, each Option granted under the Plan shall terminate on the later of (i) ninety (90) days after the occurrence of such Change in Control, and (ii) seven (7) months following the date of grant of each such Option, and an Option holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on exercise of an Option in effect on the date of exercise, to immediately exercise any Option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.

     12. FORMS OF OPTIONS. An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement, in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

     13. TAXES. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option.

     14. TERMINATION OF THE PLAN. The Plan shall terminate five (5) years from the Effective Date, and an Option shall not be granted under the Plan after that date although the terms of any Option may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

     15. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3 of the General Rules and Regulations of the Exchange Act, other than to comport with changes in the Code, ERISA or Rule 16b-3. Notwithstanding any discretionary authority granted to the Committee in
Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

     16. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.

     17. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     18. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on the Effective Date. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the Company's stockholders either (i) at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, or (ii) by a written consent in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

     19. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     20. DELAWARE LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                                                                       EXHIBIT B

                      BALLY'S EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE OF THE PLAN. This Employee Stock Purchase Plan of Bally Manufacturing Corporation adopted on this 8th day of December, 1993, is intended to encourage eligible employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. It is the Company's intention that this Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

          2.1 "ACCOUNT" means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to an Employee's Account shall remain the property of the Employee at all times but may be commingled with the general funds of the Company.

          2.2 "BOARD" means the Board of Directors of Bally Manufacturing Corporation.

          2.3 "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board); provided, that, without limitation, such a change in control shall be deemed to have occurred if:

             (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

             (b) During any period of two (2) consecutive years (not including any period prior to the date the Plan is adopted by the Board) there shall cease to be a majority of the Board comprised of Continuing Directors; or

             (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          2.4 "CODE" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.5 "COMMITTEE" means the Compensation and Stock Option Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Rule 16b-3 and in the Plan.

          2.6 "COMPANY" means Bally Manufacturing Corporation.

          2.7 "CONTINUING DIRECTORS" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

          2.8 "ELIGIBLE COMPENSATION" means the regular compensation (i.e., straight time earnings or draw) earned by an Employee during a payroll period, before deductions or withholdings, but shall exclude, unless the Committee determines otherwise, all other amounts, including, but not limited to, (i) amounts paid as bonuses, for overtime, as the reimbursement of expenses and other additional compensation, (ii) all amounts contributed by the Company or any Subsidiary under any profit-sharing, pension, retirement, group insurance or other employee welfare benefit plan or trust whether now in existence or hereinafter adopted and (iii) any income from stock option exercises or other equity based compensation.

          2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

          2.10 "EMPLOYEES" means persons employed by the Company or any of its Subsidiaries; provided, however, that no person shall be considered an Employee unless he (i) is customarily employed by the Company or any of its Subsidiaries for more than twenty (20) hours per week and more than five
     (5) months in a calendar year and (ii) has been employed by the Company or any of its Subsidiaries for at least twelve (12) consecutive months as of the Offering Commencement Date of any such offering.

          2.11 "FAIR MARKET VALUE" means, with respect to the Shares, the closing price of the Shares on the last business day prior to the date on which the value is to be determined, as reported on the New York Stock Exchange Composite Tape or such other source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

          2.12 "OFFERING COMMENCEMENT DATE" means January 1 or July 1, as the case may be, or any other date determined by the Committee, on which a particular offering begins.

          2.13 "OFFERING TERMINATION DATE" means the June 30 or December 31, as the case may be, or any other date determined by the Committee, on which a particular offering terminates.

          2.14 "OPTION" means the right granted to an Employee to purchase Shares pursuant to an offering made under the Plan and pursuant to such Employee's election to purchase Shares in such offering, at a price, and subject to such limitations and restrictions as the Plan and the Committee may impose.

          2.15 "PARENT" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.16 "PLAN" means Bally's Employee Stock Purchase Plan.

          2.17 "PURCHASE PERIOD" means the period commencing on the Offering Commencement Date and ending on the Offering Termination Date during which installment payments for Shares purchased pursuant to Options granted pursuant to an offering made under the Plan shall be made.

          2.18 "RULE 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

          2.19 "SHARES" means shares of the Company's $.66 2/3 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under the Plan pertain to any other security, such other security.

          2.20 "SUBSIDIARY" or "SUBSIDIARIES" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.21 "SUCCESSOR" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time pursuant to offerings made under the Plan, an aggregate of 200,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Shares reserved under the Plan may be issued pursuant to the exercise of Options granted pursuant to one or more offerings made under the Plan. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

     4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee to administer the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine when offerings will be made under the Plan, the number of Shares available for purchase in any such offering, and the terms and conditions of any such offering; to amend or cancel options (subject to Section 25 of the Plan); to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5. OFFERINGS. Unless the Committee, in its discretion, determines otherwise, the Plan will be implemented by up to twenty (20) consecutive six (6) month offerings. The first offering under the Plan shall commence on July 1, 1994 and terminate on December 31, 1994. Thereafter, offerings shall commence on each subsequent January 1 and July 1 and terminate on the following June 30 and December 31, respectively, of such year until the Plan is terminated or no additional Shares are available for purchase under the Plan.

     6. ELIGIBILITY TO PARTICIPATE IN OFFERINGS. All Employees shall be eligible to participate in the Plan; provided, however, that the Committee may exclude the Employees of any specified Subsidiary from any offering made under the Plan; and provided further, that the Committee may determine that any offering of Shares made under the Plan will not be extended to highly compensated Employees (within the meaning of Section 414(q) of the Code).

     7. PARTICIPATION. An eligible Employee may become a participant in the Plan by completing, signing and filing a subscription agreement ("Subscription Agreement") which shall designate a whole percentage of his Eligible Compensation, not to exceed ten percent (10%), to be withheld during the Purchase Period of any offering in which he participates, and any other necessary papers, including, but not limited to, any forms required to establish a brokerage account at a brokerage firm designated by the Committee in the Employee's name for the purpose of holding any Shares purchased pursuant to the Plan, with such person as the Committee may designate at least ten (10) days prior to the Offering Commencement Date of the first offering in which he wishes to participate. After completing, signing and filing a Subscription Agreement and any other necessary papers in accordance with the preceding sentence, an Employee shall be deemed to have become a participant in the Plan for each subsequent offering until the Employee withdraws from the Plan in accordance with Section 14 hereof, is deemed to have withdrawn from the Plan in accordance with Section 19 hereof, or otherwise gives written notice of his intent to withdraw to such person as the Committee may designate. Except as otherwise provided in Section 14, if an Employee desires to change the percentage of his Eligible Compensation to be withheld and applied to the purchase of Shares, or if an Employee who withdraws from the Plan desires to re-enter the Plan, he must file a new Subscription Agreement in accordance with this Section 7 at least ten (10) days prior to the Offering Commencement Date of the particular offering to which such change or re-entry is intended to apply. An Employee's re-entry into the Plan cannot become effective before the beginning of the next offering following his withdrawal; provided, however, if an Employee is subject to Section 16(b) of the Exchange Act, his re-entry into the Plan must comply with the requirements of Rule 16b-3 for all transactions under the Plan to be exempt from Section 16(b) of the Exchange Act. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.

     8. GRANT OF OPTIONS. Subject to the limitations set forth in Sections 6 and 9 of the Plan, on the Offering Commencement Date of each offering made under the Plan, each Employee who has previously elected to participate in the Plan shall automatically be granted an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to his Account during the Purchase Period of that offering. In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares made under the Plan exceeds the number of Shares offered, the Company reserves the right to reduce the maximum number of Shares which Employees may purchase pursuant to their elections to purchase, to allot the Shares available in such manner as it shall determine (subject to the requirements of Section 423 of the Code), but generally pro rata to subscriptions received, and to grant Options to purchase only for such reduced number of Shares. Notice of any such reduction shall be given to each participating Employee. In the event an Employee's election to purchase Shares pursuant to an offering made under the Plan is cancelled, in whole or in part, pursuant to the provisions of the Plan, a proportionate portion of the Option granted to such Employee shall automatically terminate.

     9. LIMITATIONS OF NUMBER OF SHARES WHICH MAY BE PURCHASED. The following limitations shall apply with respect to the number of Shares which may be purchased by each Employee who elects to participate in an offering made under the Plan:

          (a) No Employee may purchase, or elect to purchase, Shares during any one offering pursuant to the Plan for an aggregate purchase price in excess of ten percent (10%) of his Eligible Compensation during the Purchase Period applicable to such offering.

          (b) No Employee shall be granted an Option to purchase Shares under the Plan if such Employee immediately after such Option is granted, owns stock (within the meaning of Section 424(d) of the Code, and including stock subject to purchase under any outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, any Subsidiary or, if applicable, a Parent.

          (c) No Employee shall be granted an Option to purchase Shares which permits his right to purchase stock under the Plan and all other employee stock purchase plans of the Company and, if applicable, a Subsidiary, and, if applicable, a Parent, to accrue (as determined under Section 423(b)(8) of the Code) at a rate which exceeds ($25,000) of fair market value of such stock (determined on the date the Option to purchase is granted) for each calendar year in which such Option is outstanding at any time.

     10. EXERCISE PRICE. Unless the Committee, in its discretion, determines to set a higher per Share exercise price, the per Share exercise price for Shares subject to purchase under Options granted pursuant to an offering made under the Plan shall be an amount equal to the lesser of (a) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Commencement Date, and (b) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Termination Date.

     11. METHOD OF PAYMENT. Payment of the exercise price of any Option granted pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Employee electing to participate in an offering of Shares made under the Plan shall authorize the Company pursuant to Section 7 of the Plan to withhold a designated amount from his regular weekly, bi-weekly, semimonthly or monthly pay for each payroll period during the Purchase Period, which amount, expressed as a percentage, may not exceed ten percent (10%) of his Eligible Compensation. All such payroll deductions made for an Employee shall be credited to his Account. An Employee may not make any separate cash payments into his Account, nor may payment for Shares be made other than by payroll deduction. No interest shall accrue on the amounts credited to an Employee's Account pursuant to this Section 11.

     12. EXERCISE OF OPTIONS. As of the close of business on the Offering Termination Date of any offering of Shares made under the Plan, each outstanding Option shall automatically be exercised. Subject to the limitations in Sections 6, 8 and 9 of the Plan, upon the exercise of an Option, the aggregate amount of the payroll deductions credited to the Account of each Employee as of that date will automatically be applied to the exercise price for the purchase of that number of Shares, rounded to the nearest whole share, equal to the Account balance divided by the exercise price. A certificate representing the Shares so purchased shall be delivered to the Employee or the Employee's Successor, or, in the Committee's discretion, to a brokerage account established for the benefit of the Employee or the Employee's Successor (which contains such terms and conditions as the Committee may designate), as soon as reasonably practicable after the exercise of the Option. Unless an Employee notifies the Company in writing not to carry over the balance of his Account to the next offering, the Company shall carry over the balance of his Account to the next offering. Upon termination of the Plan, the balance of each Employee's Account shall be returned to him.

     13. RIGHTS AS STOCKHOLDER. An Employee will become a stockholder of the Company with respect to Shares for which payment has been received at the close of business on the Offering Termination Date. An Employee will have no rights as a stockholder with respect to Shares under an election to purchase Shares until he has become a stockholder as provided above.

     14. CANCELLATION OF ELECTION TO PURCHASE. An Employee who has elected to purchase Shares pursuant to any offering made under the Plan may cancel his election in its entirety or may partially cancel his election (as set forth in his Subscription Agreement) by reducing the percentage amount which he has authorized the Company to withhold from his Eligible Compensation for each payroll period during the Purchase Period. Any such full or partial cancellation shall be effective upon the delivery by the Employee of written notice of cancellation to such person as the Committee may designate. Such notice of cancellation must be so delivered before the close of business on the third to last business day of the Purchase Period. If an Employee partially cancels his original election by reducing the amount authorized to be withheld from his pay, he shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period, and for any subsequent offering in which he participates unless he files a new Subscription Agreement in accordance with
Section 7 hereof.

     An Employee's rights upon the full or partial cancellation of his election to purchase Shares shall be limited to the following:

          (a) He may receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount then credited to his Account, except that, in the case of a partial cancellation, he must retain in his Account an amount equal to the amount of his new payroll deduction times the number of payroll periods in the Purchase Period through the date of cancellation, or

          (b) He may have the amount credited to his Account at the time the cancellation becomes effective applied to the purchase of the number of Shares such amount will then purchase. The purchase of Shares will become effective at the close of business on the Offering Termination Date.

     In the case of a full cancellation, the Employee shall be deemed to have withdrawn from the Plan. To re-enter the Plan, the Employee must file a new Subscription Agreement in accordance with Section 7.

     15. LEAVE OF ABSENCE OR LAYOFF. An Employee purchasing Shares under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time elect to suspend payments during the leave of absence, or, in the case of a layoff, he may suspend payments for not more than ninety (90) days, but, in either case, not beyond the last day of the Purchase Period. Any such suspension shall be treated as a partial cancellation of his election to purchase Shares.

     If the Employee does not return to active service upon the expiration of his leave of absence or within ninety (90) days from the date of his layoff, his election to purchase shall be deemed to have been canceled at that time, and the Employee's only right will be to receive in cash the amount credited to his Account.

     16. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE. If in any payroll period an Employee who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) in any payroll period to permit deduction of his installment payment, the amount of such deficiency shall be treated as a partial cancellation of his election to purchase Shares.

     17. RETIREMENT. If an Employee who retires in a manner entitling him to early, normal or late retirement benefits under the provisions of any retirement plan of the Company or a Subsidiary in which the Employee participates (or if no such plan then exists, at or after age sixty-five (65)) has an election to purchase Shares in effect at the time of his retirement, he may, within three
(3) months after the date of his retirement (but in no event later than the close of business on the third to last business day of the Purchase Period), by delivering written notice to such person as the Committee may designate, elect to:

          (a) Receive in cash, as soon as practicable after delivery of such notice, the amount then credited in his Account, or

          (b) Have the amount credited to his Account at the time of the termination of his employment by reason of retirement applied to the purchase of the number of Shares such Account will then purchase, such purchase to be effective as of the Offering Termination Date.

     If no such notice is given within such period, the election will be deemed canceled as of the date of retirement and the only right of the Employee will be to receive in cash the amount credited to his Account.

     18. DEATH. If an Employee, including a retired Employee, dies and has an election to purchase Shares in effect at the time of his death, the Employee's Successor may, within three (3) months from the date of death (but in no event later than the close of business on the third to last business day of the Purchase Period), by delivering written notice to such person as the Committee may designate, elect to:

          (a) Receive in cash, as soon as practicable after delivery of such notice, the amount then credited in the Employee's Account, or

          (b) Have the amount credited to the Employee's Account at the time of the Employee's death applied to the purchase of the number of Shares such Account will then purchase, such purchase to be effective as of the Offering Termination Date.

     If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such Successor will be to receive in cash the amount credited to the Employee's Account.

     19. TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT OR DEATH. If an Employee's employment is terminated for any reason other than retirement or death prior to the end of the Purchase Period of any offering, the Employee's rights under the Plan will terminate at such time. A notice to withdraw from the Plan will be considered as having been received from the Employee on the day his employment ceases, and the only right of the Employee will be to receive the cash then credited to his Account.

     20. NONTRANSFERABILITY OF OPTIONS. An Option, or an Employee's right to any amounts held for his Account under the Plan, shall not be transferable, other than (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder's Successor or (b) if permitted pursuant to the Code and the Regulations thereunder without affecting the Option's qualification under Section 423 of the Code, pursuant to a qualified domestic relations order.

     21. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     22. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein, in the case of a Change in Control of the Company, the Board may, in its sole discretion, elect to terminate the Purchase Period of any offering then in effect as of the last day of the month during which the Change in Control occurs, with the effect that such day will be the Offering Termination Date of such offering.

     23. TAXES. The Employee, or his Successor, shall promptly notify the Company of any disposition of Shares acquired pursuant to the exercise of an Option under the Plan and the Company shall have the right to deduct any taxes required by law to be withheld as a result of such disposition from any amounts otherwise payable then or at any time thereafter to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an Option to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to the Shares before the certificate for such Shares is delivered pursuant to the Option.

     24. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date the Plan becomes effective, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

     25. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 423 of the Code or Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

     26. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares to or for the benefit of an Employee pursuant to the exercise of an Option may be postponed by the Company such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to the exercise of an Option.

     27. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     28. NO CONTRACT OF EMPLOYMENT. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

     29. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on July 1, 1994. Notwithstanding the foregoing, unless the Plan is approved by the Company's stockholders either (i) at a meeting duly held in accordance with Delaware law within twelve (12) months after being adopted by the Board, or (ii) by a written consent in accordance with Delaware law within twelve (12) months after being adopted by the Board, the Plan and all Options made under it shall be void and of no force and effect.

     30. OTHER PROVISIONS. As used in the Plan, and in other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

Adopted on December 8, 1993

                                                                       EXHIBIT C

                              1989 INCENTIVE PLAN
                       OF BALLY MANUFACTURING CORPORATION

     1. PURPOSE OF THE PLAN. This 1989 Incentive Plan of Bally Manufacturing Corporation adopted on this ninth day of March, 1989, is intended to encourage officers and key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, and to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

          2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

          2.2 "Award" means an SAR, an Option, an Option granted in tandem with either an SAR or SDR, or a Restricted Stock Award.

          2.3 "Award Agreement" means a written agreement in such form as may from time to time be hereafter approved by the Committee, which Award Agreement shall set forth the terms and conditions of an Award under the Plan, and be duly executed by the Company and the Employee.

          2.4 "Board" means the Board of Directors of the Company.

          2.5 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

             (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

             (b) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised of Continuing Directors; or

             (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          Notwithstanding anything in this Section 2.5 to the contrary, an event or occurrence (or a series of events or occurrences) which would otherwise constitute a Change in Control under the foregoing shall not constitute a Change in Control for purposes of this Plan if the Board, by majority vote, determines that a Change in Control does not result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. Further, an event or occurrence (or a series of events or occurrences) which would not otherwise constitute a Change in Control under the foregoing shall be deemed to constitute a Change in Control for purposes of this Plan if the Board, by majority vote, determines that a Change in Control does result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. A determination by directors under the provisions of this paragraph shall be made solely for purposes of this Plan and shall not directly or indirectly affect any determination or analysis of whether a change in control results for any other purpose. Any determination made with respect to whether a change in control results for purposes of any other plan or agreement of the Company shall have no effect for purposes of this Plan.

          2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.7 "Committee" means the Compensation and Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 4 of the Plan and which is invested by the Board with responsibility for the administration of the Plan; provided, however, that only those members of the Compensation and Stock Option Committee of the Board who participate in decisions relative to Awards under this Plan shall be deemed to be part of the "Committee" for purposes of this Plan.

          2.8 "Company" means Bally Manufacturing Corporation.

          2.9 "Continuing Directors" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

          2.10 "Employees" means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

          2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Act as it may hereafter be amended or replaced.

          2.12 "Fair Market Value" means, with respect to the Shares, the closing price of the Shares on the last business day prior to the date on which the value is to be determined on which transactions in Shares occurred, as reported on the New York Stock Exchange Composite Tape or such other source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

          2.13 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422A of the Code.

          2.14 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

          2.15 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

          2.16 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the Company if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          2.17 "Plan" means the Company's 1989 Incentive Plan.

          2.18 "Regulation T" means Part 220, Chapter 11, Title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

          2.19 "Restricted Stock Agreement" means an Award Agreement executed in connection with a Restricted Stock Award.

          2.20 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Restricted Stock Agreement and the Plan, as well as the right to receive the cash payments specified in Section 13.2 of the Plan in connection with the Restricted Stock Award.

          2.21 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act (or any successor rule or regulation).

          2.22 "SAR" means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

          2.23 "SAR Base Price" means the Fair Market Value of a Share on the date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee's discretion, the option price of a Share subject to the Option.

          2.24 "SDR" means a stock depreciation right, which is a right, granted in conjunction with an Option to an Employee who is subject to Section 16(b) of the Exchange Act, to receive in respect of a Share acquired upon exercise of the Option or portion thereof, an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee, no greater than the excess, if any, of (i) the option price at which the Share is acquired upon exercise of the Option or portion thereof, over (ii) the greater of (A) the Fair Market Value of the Share acquired upon exercise of the Option or portion thereof on the SDR Payment Determination Date, or (B) if the Share acquired upon exercise of the Option or portion thereof is sold prior to the SDR Payment Determination Date, the gross sales proceeds from the sale of such Share; provided, however, that the Committee shall have the discretion to alter the terms of any SDRs issued pursuant to this Plan to the extent it deems necessary, in its sole discretion, to comply with any federal or state securities laws.

          2.25 "SDR Payment Determination Date" means the date six (6) months and one (1) day after the date the related Option or portion thereof is exercised, or such other later date as the Committee, in its discretion, may determine.

          2.26 "Share" or "Shares" means a share or shares of the Company's $.66 2/3 par value common stock or, if by reason of the adjustment provisions contained herein any rights under an Award under the Plan pertain to any other security, such other security.

          2.27 "Subsidiary" or "Subsidiaries" means any corporation other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.28 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

          2.29 "Term" means the period during which a particular Award may be exercised.

          2.30 "Window Period" means the period beginning on the third business day following the date of release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3 and ending on the twelfth business day following such date.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of Two Million Five Hundred Thousand (2,500,000) Shares, which Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of an Option or SAR, or payment of an SDR, but which are not issued because of a surrender, lapse, expiration or termination of any such Option, SAR or SDR prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms of the related Restricted Stock Agreement shall once again be available for issuance in satisfaction of Awards.

     4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than three (3) disinterested members of the Board as defined in Rule 16b-3. No member of the Board shall be eligible to serve or continue to serve on the Committee if, at the time, or at any time during the twelve months preceding commencement of his service, he is or was eligible to receive an Award under the Plan or any award under any other employee benefits plan of the Company or its Affiliates entitling him to acquire stock, stock options, stock depreciation rights or stock appreciation rights of the Company or any of its Affiliates (other than under the Bally Manufacturing Corporation 1987 Non-Employee Director Restricted Stock Plan or the 1989 Non-Employee Director Restricted Stock Plan of Bally Manufacturing Corporation). Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares, SDRs or SARs to be covered by each of the Awards, and the terms (including restrictions) of any such Award; to amend or cancel Awards (subject to Section 22 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any options, stock depreciation rights, stock appreciation rights or restricted stock awards (to the extent the restrictions have not yet lapsed) previously granted under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5. EMPLOYEES TO WHOM AWARDS MAY BE GRANTED. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine. In determining the Employees to whom Awards shall be granted, the number of Shares to be granted or subject to purchase under such Awards and the number of SARs or SDRs to be granted, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No Award shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an Employee.

     6. STOCK OPTIONS.

          6.1 TYPES OF OPTIONS. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Employee to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

          6.2 OPTION PRICE.

             (a) INCENTIVE STOCK OPTION. The option price per share of any Incentive Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Incentive Stock Option on the date the Incentive Stock Option is granted. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all class of stock of:

                 (i) the Company; or

                 (ii) if applicable, a Subsidiary; or

                (iii) if applicable, the Parent,

        then the option price per Share of such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Incentive Stock Option on the date the Incentive Stock Option is granted.

             (b) NON-QUALIFIED STOCK OPTIONS. Unless otherwise determined by the Committee, in its sole discretion, the option price per Share of any Non-Qualified Stock Option granted under this Plan shall not be less than the Fair Market Value of the Shares covered by the Non-Qualified Stock Option on the date the Non-Qualified Stock Option is granted.

          6.3 TERM OF OPTIONS. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder. No Option in tandem with either an SAR or an SDR shall be exercisable during the first six (6) months following the date of grant of the SAR or SDR, whichever is applicable, except that this limitation shall not apply in the event the death or disability of the Employee occurs prior to the expiration of the six (6) month period.

          Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

              (i) the Company; or

              (ii) if applicable, a Subsidiary; or

             (iii) if applicable, the Parent,

     then such Incentive Stock Option shall not be exercisable more than five
     (5) years from the date of grant, but shall be subject to earlier termination as hereinafter provided.

     7. LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options first become exercisable by the Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this
Section 7, shall be a Non-Qualified Stock Option.

     8. STOCK APPRECIATION RIGHTS.

          8.1 GRANT OF SAR. The Committee, in its discretion, may grant an Employee an SAR in tandem with an Option or may grant an Employee an SAR on a stand alone basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted, but no later than six (6) months and one
     (1) day prior to the end of the Term of the Option, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant an SAR in tandem with an Option, which is exercisable either in lieu of, or in addition to, exercise of the related Option.

          8.2 LIMITATIONS ON EXERCISE. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term, which is not to exceed ten (10) years, may expire prior to the Term of the related Option). Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. No SAR or any related Option shall be exercisable during the first six (6) months following the date of grant of the SAR, except that this limitation shall not apply in the event the death or disability of the Employee occurs prior to the expiration of the six (6) month period. If, and to the extent, an Employee who is subject to Section 16(b) of the Exchange Act is to receive cash in exchange for an SAR, the SAR and any related Option are exercisable only during a Window Period. The SARs shall be subject to such other terms and conditions, as the Committee, in its discretion, shall determine, which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specifications of what portion, if any, of the amount payable to the Employee upon exercise of an SAR shall be payable in cash and what portion, if any, shall be payable in Shares. If, and to the extent that, Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

          8.3 SARs IN TANDEM WITH INCENTIVE STOCK OPTIONS. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

             (a) No SAR shall be exercisable unless the Fair Market Value of the Shares on the date of exercise exceeds the option price of the related Incentive Stock Option.

             (b) In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the option price of the related Incentive Stock Option.

          8.4 SURRENDER OF OPTION OR SAR GRANTED IN TANDEM. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

     9. STOCK DEPRECIATION RIGHTS.

          9.1 GRANT OF SDR. The Committee, in its discretion, may grant an Employee who is subject to Section 16(b) of the Exchange Act an SDR in tandem with an Option. The Committee, in its discretion, may grant an SDR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted, but no later than six (6) months and one
     (1) day before the SDR Payment Determination Date, so long as the grant of the SDR is made during the period in which grants of SDRs may be made under the Plan.

          9.2 LIMITATIONS ON EXERCISE. Each SDR granted in tandem with an Option shall be for such Term as the Committee may determine (which Term may expire prior to the Term of the related Option). If, and to the extent, an Employee who is subject to Section 16(b) of the Exchange Act is to receive cash in exchange for an SDR, either (i) the related Option must be exercised during a Window Period, or

     (ii) the SDR Payment Determination Date must be within a Window Period falling six (6) months after the date the related Option was exercised or such other date at which the Employee is not prohibited from selling shares under the federal securities laws. No Option granted in tandem with an SDR shall be exercisable during the first six (6) months following the date of grant of the SDR, except that this limitation shall not apply in the event the death or disability of the Employee occurs prior to the expiration of the six (6) month period. No payment shall be made with respect to an SDR if the related Option is exercised after the Employee ceases to be subject to Section 16(b) of the Exchange Act or is otherwise not prohibited from selling Shares under the federal securities laws. The SDRs shall be subject to such other terms and conditions, as the Committee, in its discretion, shall determine, which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the payment of the SDR, limitations on the time within which and the extent to which the Option granted in tandem with such SDR shall be exercisable, additional limitations on the amount of depreciation in value which may be recognized with regard to such SDR, and specification of the time at which the SDR payment is made, and what portion, if any, of the amount payable to the Employee with respect to an SDR shall be payable in cash and what portion, if any, shall be payable in Shares. If and to the extent that Shares are issued in satisfaction of amounts payable with respect to an SDR, the Shares shall be valued at their Fair Market Value on the date the amount of the SDR payment is determined.

     10. EXERCISE OF RIGHTS UNDER OPTION, SAR OR SDR AWARDS.

          10.1 NOTICE OF EXERCISE. An Employee entitled to exercise an Option, SAR or SDR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option, SAR or SDR is being exercised and any other information the Committee may prescribe. Except as provided in Section 10.2 below, the notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval (and subject to the requirements of Rule 16b-3), in Shares (which Shares shall be owned by the Employee for more than six (6) months at the time they are delivered) valued at Fair Market Value at the time of exercise or, with the Committee's approval, a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. The notice of exercise of an Option, SAR or SDR shall be accompanied by the Employee's copy of the Award Agreement evidencing the grant of the Option, SAR or SDR. An Employee exercising an SAR or an Option granted in tandem with either an SAR or SDR may, if the terms and conditions of the Award so provide, state in the notice of exercise what percentage of the SAR or SDR the Employee desires to be paid in Shares, in which event the Committee may honor the request so made or satisfy the SAR or SDR in cash or Shares or some combination of each, as the Committee may determine in its sole discretion. All notices or requests provided for herein shall be delivered to the Treasurer of the Company.

          10.2 CASHLESS EXERCISE PROCEDURES. The Company, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

     11. RIGHTS OF OPTION, SAR AND SDR HOLDERS. The holder of an Option, SAR or SDR shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or issuance under such Award, except to the extent that one or more certificates for such Shares shall be delivered to the holder upon due exercise of the Option, SAR or SDR.

     12. NONTRANSFERABILITY OF OPTIONS, SARS AND SDRS. An Option, SAR or SDR shall not be transferable, other than by will or the laws of descent and distribution, and an Option, SAR or SDR may be exercised, during the lifetime of the holder of the Option, SAR or SDR, only by such holder.

     13. RESTRICTED STOCK AWARDS. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine. Restricted Stock Awards issued under the Plan shall be evidenced by Restricted Stock Agreements in such form as the Committee may from time to time determine.

          13.1 RECEIPT OF SHARES. Each Restricted Stock Agreement shall set forth the number of Shares issuable under the Restricted Stock Award evidenced thereby. Subject to the restrictions of Section 13.4 of the Plan and as set forth in the related Restricted Stock Agreement, the number of Shares granted under a Restricted Stock Award shall be issued to the recipient Employee thereof on the date of grant of such Restricted Stock Award or as soon as may be practicable thereafter.

          13.2 RECEIPT OF CASH PAYMENTS. Within ten (10) business days of each lapse of restrictions on Shares issued under a Restricted Stock Award as provided in Section 13.5 of the Plan and in the Restricted Stock Agreement, the Company shall make a cash payment to the Employee covered thereby equal to the aggregate of the amount of federal, state and local taxes which such Employee would be required to pay to each such taxing authority attributable to the realization of taxable income, if any, as a result of receipt of Shares pursuant to the Plan; provided, however, that the Committee may, in its discretion, make such payment within ten (10) business days of the date of grant if the Employee makes an election to be taxed immediately under Section 83(b) of the Code. In computing the amount of such payment, it shall be assumed that every Employee granted a Restricted Stock Award under the Plan is subject to tax by each taxing authority at the highest marginal tax rate in the respective taxing jurisdiction of such Employee (provided that the highest marginal tax rate for federal income tax purposes shall be determined without reference to
     Section 1(g) of the Code), taking into account the city and state in which such Employee resides, but giving effect to the tax benefit, if any, which such Employee may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction. In addition to the foregoing, each cash payment due to an Employee hereunder shall be increased by the aggregate of the federal, state and local taxes for which such Employee may be liable (computed on the same basis) on account of the cash payment to be made hereunder, it being the intention of the Company that each Employee who receives a grant of Shares under this Plan shall receive such Shares net of all taxes imposed on such Employee on account of the receipt of Shares under this Plan.

          13.3 RIGHTS OF RECIPIENT EMPLOYEES. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Employee, and a certificate or certificates for such Shares shall be issued in the Employee's name. Subject to the restrictions in Section 13.4 of the Plan and as set forth in the related Restricted Stock Agreement, the Employee shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each recipient Employee, shall be held by the Company in its control for the account of such Employee (i) until the restrictions determined by the Committee, in its discretion, and as set forth in the related Restricted Stock Agreement, lapse pursuant to the Plan or the Restricted Stock Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Agreement) shall be delivered to the Employee, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Restricted Stock Agreement.

          13.4 RESTRICTIONS. Except as otherwise determined by the Committee, in its sole discretion, each Share issued pursuant to a Restricted Stock Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 13.5 of the Plan:

             (a) DISPOSITION. The Shares awarded to an Employee and held by the Company pursuant to Section 13.3 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Employee to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

             (b) FORFEITURE. The Shares awarded to an Employee shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of Employee's employment with the Company, and all Subsidiaries of the Company, for any reason.

          13.5 LAPSE OF RESTRICTIONS. Except as otherwise determined by the Committee in its sole discretion, the restrictions set forth in Section
     13.4 of the Plan on Shares issued under a Restricted Stock Award shall lapse, and certificates for the Shares held for the account of the Employee in accordance with Section 13.3 of the Plan hereof shall be appropriately distributed to Employee as follows:

             (a) After one (1) year from the date of grant, the restrictions shall lapse as to not more than twenty percent (20%) of the Shares originally awarded.

             (b) After two (2) years from the date of grant, the restrictions shall lapse as to an aggregate of not more than forty percent (40%) of the Shares originally awarded.

             (c) After three (3) years from the date of grant, the restrictions shall lapse as to all the Shares originally awarded.

     14. AWARD TERMS AND CONDITIONS. Each Award Agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee. The Committee shall from time to time adopt policies and procedures applicable to Awards that will govern the lapse or non-lapse of restrictions and the rights of grantees and beneficiaries in the event of death, disability, or retirement of grantees or upon the occurrence of any other event determined by the Committee, in its sole discretion, to be appropriate. The Committee shall have authority to define disability and retirement and other terms, and the Committee's policies and procedures may differ with respect to Awards granted at different times. A grantee's rights in the event of death, disability, or retirement or such other events shall be set forth in the Award Agreement that evidences an Award to the grantee.

     15. DATE OF GRANT. The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award.

     16. VESTING OF AWARD. The Committee may, in its sole discretion, grant Awards which vest over time or based upon satisfaction of performance targets established by the Committee.

     17. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, the number of SDRs or SARs therefore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, which adjustment may, but need not, include payment to the holder of an Option or SAR, in cash or in Shares, in an amount equal to the difference between the then current Fair Market Value of the Shares subject to such Award, as equitably determined by the Committee, and the option price or SAR Base Price of such Option or SAR, as the case may be. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

     18. TERMINATION OF AWARDS UPON CHANGE IN CONTROL. Notwithstanding anything to the contrary, in the case of a Change in Control, each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such Change in Control, but, in the event of any such termination:

          (a) the Award holder shall have the right, commencing at least five
     (5) days prior to such Change in Control and subject to any other limitation on the exercise of such Award in effect on the date of exercise,
     (i) to immediately exercise any Options not in tandem with SARs or SDRs in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised, and (ii) to exercise, at any time after the sixth month anniversary of the date of grant of the respective SAR or SDR

     (but subject to the restrictions of paragraph (e)(3)(iii) of Rule 16b-3) any SARs or Options in tandem with SARs or SDRs in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised, provided, however, that no SAR or Option in tandem with an SAR or SDR shall terminate prior to the end of the first Window Period following the occurrence of such Change in Control; and

          (b) all restrictions on Restricted Stock Awards shall immediately lapse and certificates for the affected Shares and the cash payment required by Section 13.2 of the Plan (if any payment is due) shall be appropriately distributed.

     Notwithstanding anything to the contrary in this Section 18, each Option, SAR and Option granted in tandem with an SAR or SDR outstanding at the date of the Change of Control, shall terminate, in all events, no later than one hundred eighty (180) days after the occurrence of such Change in Control. Further, nothing in this Section 18 shall prevent the holder of an Option granted in tandem with an SDR from receiving payment of the SDR, so long as the related Option is exercised within the time period permitted for such exercise in this
Section 18. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.

     19. FORM OF AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder at such date or dates as the Committee may determine, subject to the Plan. Whenever the Committee determines to grant an Award, the Secretary or the President of the Company, or such other person as the Committee appoints, shall forthwith send notice thereof to the Employee, in such form as the Committee approves, stating the number of Shares, SDRs and SARs subject to Award, its Term, and the other provisions (including restrictions) and conditions thereof provided by the terms of the Plan. The notice shall be accompanied by a written Award Agreement (and, in the case of a Restricted Stock Award, by a blank stock power for execution by the Employee as provided in Section 13.3 of the Plan) which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution of an Award Agreement by the recipient Employee in accordance with the provisions of the Plan shall be a condition precedent to the exercise of any Award.

     20. WITHHOLDING FOR TAXES.

          20.1 COMPANY'S RIGHT TO PAYMENT FOR TAXES REQUIRED TO BE
     WITHHELD. The Company shall have the right to require an Employee entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. The Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash or Shares or otherwise to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422A of the Code, the Employee must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

          20.2 EMPLOYEE ELECTION TO WITHHOLD SHARES. An Employee who is subject to Section 16(b) of the Exchange Act may satisfy his tax liability with respect to the exercise of an Option or SAR, or payment of an SDR, by having the Company withhold Shares otherwise issuable upon exercise of the Option or SAR, or upon payment of the SDR, if such Employee makes an irrevocable election, by way of a written statement in a form acceptable to the Committee, at least six (6) months before the date the Employee recognizes federal taxable income with respect to the receipt of such Shares or during any Window Period.

     21. TERMINATION OF PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     22. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 422A of the Code or Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without his consent, under any Award theretofore granted under the Plan.

     23. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to the grant or exercise of an Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement (including stock exchange requirements) applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Award or the delivery of any Shares pursuant to an Award.

     24. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     25. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

     26. OTHER PROVISIONS. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                      AMENDMENTS TO 1989 INCENTIVE PLAN OF
                  BALLY MANUFACTURING CORPORATION (THE "PLAN")

1. Section 3 of the Plan was amended on July 8, 1991 to increase the number of shares reserved for issuance under the Plan from 2,500,000 to 4,000,000, and that said amendment was approved by the stockholders of Bally Manufacturing Corporation on June 16, 1992.

2. Section 3 of the Plan was amended on June 3, 1993, subject to stockholder approval, to increase the number of shares reserved for issuance under the Plan from 4,000,000 to 4,398,000.

3. Section 3 of the Plan was amended on July 28, 1993, subject to stockholder approval, to increase the number of shares reserved for issuance under the Plan from 4,398,000 to 5,398,000.

4. Section 5 of the Plan was amended on September 30, 1993, subject to stockholder approval, to read as follows:

        "Moreover, during any one calendar year, neither the chief executive officer of the Company (or an individual acting in such capacity) nor any other Employee whose total compensation for such calendar year is required to be reported to the Company's stockholders pursuant to the Exchange Act by reason of such Employee being among the four (4) highest compensated officers (other than the chief executive officer) for such calendar year may be granted Options, SAR's or Options in tandem with SAR's to acquire more than 1,000,000 Shares."

5. Section 3 of the Plan was amended on February 15, 1994, subject to stockholder approval, to increase the number of shares reserved for issuance under the Plan from 5,398,000 to 6,022,000.

                                  [BALLY LOGO]
                        BALLY MANUFACTURING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                         BALLY MANUFACTURING CORPORATION
               8700 West Bryn Mawr Avenue, Chicago, Illinois 60631
  P
  R        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  O
  X            The undersigned hereby appoints Lee S. Hillman and Carol
  Y Stone DePaul, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Bally Manufacturing Corporation (the "Company") to be held on May 17, 1994, at 9:00 a.m.
          (local time), in the Blenheim Ballroom of Bally's Park Place Casino Hotel, Park Place and the Boardwalk, Atlantic City, New Jersey 08401, or at any adjournment(s) thereof.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS NUMBER (1), (2), (3), (4) AND (5).

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL NUMBER (6).

               PLEASE DATE, SIGN EXACTLY AS NAME APPEARS ON THE REVERSE, AND RETURN THIS PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

_________________________________________________________________________
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE |
                                                                         |
                                                                         |

                                      (Continued and to be signed on other side)

                                                                                                               / X /   PLEASE MARK
                                                                                                                       EACH VOTE
                                                                                                                       LIKE THIS
                                               ________
                                                COMMON

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER (1), (2), (3), (4) AND (5) AND AGAINST PROPOSAL NUMBER (6).

                                        FOR                   WITHHELD
                                        ALL                   FOR ALL

  1.  Election of Class                 /  /                   /  /
      II Directors for
      three-year terms
      expiring in 1997.

      GEORGE N. ARONOFF
      PATRICK L. O'MALLEY
      ROCCO J. MARANO

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
      INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON
      THE LINE BELOW.)

      ______________________________________________________


                                                           FOR      AGAINST    ABSTAIN

  2.  Approval of an amendment to the                     /  /       /  /       /  /
      Company's Restated Certificate of
      Incorporation to change the
      Company's name from Bally
      Manufacturing Corporation to Bally
      Entertainment Corporation.

                                                           FOR      AGAINST    ABSTAIN
  3.  Approval of the Company's 1993
      Non-Employee Directors' Stock                       /  /       /  /       /  /
      Option Plan.

                                                           FOR      AGAINST    ABSTAIN
  4.  Approval of the Company's
      Employee Stock Purchase Plan.                       /  /       /  /       /  /


                                                           FOR      AGAINST    ABSTAIN
  5.  Approval of an amendment to
      the Company's 1989 Incentive                        /  /       /  /       /  /
      Plan to (i) increase the
      number of shares reserved
      for issuance under such
      plan and (ii) limit the
      number of options, stock
      appreciation rights or
      options in tandem with stock
      appreciation rights that may
      be granted during any one
      calendar year to certain
      executive officers of the
      Company.

                                                           FOR      AGAINST    ABSTAIN
  6.  A stockholder proposal regarding
      the long-term compensation                          /  /       /  /       /  /
      awards portion of the
      compensation of executive officers.


  7.  In their discretion on all other
      matters that may properly come
      before the meeting.


        COMMENTS/ADDRESS CHANGE
    Please mark this box if you have
    written comments/address change                                             /  /
         on the reverse side.


Signature(s)  __________________________________________________________________________    Date __________________

NOTE:  Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.